As filed with the Securities and Exchange Commission on October 3, 2007
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Duke Energy Corporation	Duke Energy Carolinas, LLC	Duke Energy Indiana, Inc.	Duke Energy Ohio, Inc.
(Exact name of registrant as specified in its charter)

Delaware	North Carolina	Indiana	Ohio
(State or other jurisdiction of incorporation or organization)

20-2777218	56-0205520	35-0594457	31-0240030
(I.R.S. Employer Identification Number)

526 South Church Street Charlotte, NC 28202 (704) 594-6200	526 South Church Street Charlotte, NC 28202 (704) 594-6200	1000 East Main St. Plainfield, IN 46168 (704) 594-6200	139 East Fourth St. Cincinnati, OH 45202 (704) 594-6200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lynn J. Good
Senior Vice President and Treasurer
Duke Energy Corporation
526 South Church Street
Charlotte, North Carolina 28202
(704) 594-6200
(Name, address, including zip code, and telephone numbers, including area code, of agent for service)

Copies To:

Robert T. Lucas III, Esq.
Assistant General Counsel and Assistant Secretary
Duke Energy Corporation
526 South Church Street
Charlotte, North Carolina 28202
(704) 594-6200

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

				Amount of
Title of Each Class of	Amount to be	Proposed Maximum	Proposed Maximum	Registration
Securities to be Registered	Registered	Offering Price Per	Aggregate Offering	Fee(1)
Common Stock of Duke Energy Corporation, par value $0.001 per share
Debt Securities of Duke Energy Corporation
Debt Securities of Duke Energy Carolinas, LLC
Debt Securities of Duke Energy Indiana, Inc.
Debt Securities of Duke Energy Ohio, Inc.
Total(1)				$0

(1)	An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. The securities registered also include such unspecified amounts and numbers of common stock and debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, or pursuant to the anti-dilution provisions of any such debt securities. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. The registrants are relying on Rule 456(b) and Rule 457(r) under the Securities Act to defer payment of the registration fee.

Explanatory Note

This registration statement contains four (4) separate prospectuses:

1. The first prospectus relates to the offering by Duke Energy Corporation of its common stock, par value $0.001 per share, and of its debt securities.

2. The second prospectus relates to the offering by Duke Energy Carolinas, LLC, a direct, wholly owned subsidiary of Duke Energy Corporation, of its debt securities, including First and Refunding Mortgage Bonds, Senior Notes and Subordinated Notes.

3. The third prospectus relates to the offering by Duke Energy Indiana, Inc., an indirect, wholly owned subsidiary of Duke Energy Corporation, of its debt securities, including unsecured debt securities and First Mortgage Bonds.

4. The fourth prospectus relates to the offering by Duke Energy Ohio, Inc., an indirect, wholly owned subsidiary of Duke Energy Corporation, of its debt securities, including unsecured debt securities and First Mortgage Bonds.

As further explained in the explanatory note to the Form S-3 of Duke Energy Corporation filed April 5, 2006 (File No. 333-132996), for purposes of Duke Energy Corporation’s eligibility to file this registration statement on Form S-3, it is a successor registrant to both Duke Energy Corporation, a North Carolina corporation now known as Duke Energy Carolinas, LLC, and Cinergy Corp., within the meaning of General Instruction I.7 to Form S-3.

Prospectus

DUKE ENERGY CORPORATION

Common Stock
Debt Securities

From time to time, we may offer the securities described in the prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

We will provide specific terms of these offerings and securities in supplements to this prospectus. You should read carefully this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the trading symbol “DUK.”

Investing in our securities involves risks. You should carefully consider the information in the section entitled “Risk Factors” contained in our periodic reports filed with the Securities and Exchange Commission and incorporated by reference into this prospectus before you invest in any of our securities.

We may offer and sell the securities directly, through agents we select from time to time or to or through underwriters or dealers we select. If we use any agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 3, 2007.

Page

The Company	1
Risk Factors	1
Use of Proceeds	1
Ratio of Earnings to Fixed Charges	2
Description of Capital Stock	2
Description of Debt Securities	4
Plan of Distribution	12
Experts	13
Validity of the Securities	13
Where You Can Find More Information	13
Exhibit 4.3
Exhibit 4.4.1
Exhibit 4.6.1
Exhibit 4.6.9
Exhibit 5.1
Exhibit 5.2
Exhibit 5.3
Exhibit 5.4
Exhibit 23.1
Exhibit 23.2
Exhibit 23.3
Exhibit 23.4
Exhibit 23.5
Exhibit 23.6
Exhibit 24.1
Exhibit 24.2
Exhibit 24.3
Exhibit 24.4
Exhibit 24.5
Exhibit 24.6
Exhibit 24.7
Exhibit 24.8
Exhibit 25.1
Exhibit 25.2
Exhibit 25.3
Exhibit 25.4
Exhibit 25.5
Exhibit 25.6
Exhibit 25.7
Exhibit 25.8

REFERENCES TO ADDITIONAL INFORMATION

This prospectus incorporates important business and financial information about us from other documents that are not included in or delivered with this prospectus. This information is available for you to review at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, DC 20549, and through the SEC’s website, www.sec.gov. You can also obtain those documents incorporated by reference in this prospectus by requesting them in writing or by telephone from the company at the following address and telephone number:

Duke Energy
526 South Church Street
Charlotte, North Carolina 28202
(800) 488-3853
Attention: Investor Relations
www.duke-energy.com/investors

See “Where You Can Find More Information” beginning on page 9.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Duke Energy filed with the SEC utilizing a “shelf” registration process. Under the shelf registration process, we are registering an unspecified amount of our common stock and debt securities, and may issue any of such securities in one or more offerings.

This prospectus provides general descriptions of the securities we may offer. Each time securities are sold, a prospectus supplement will provide specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described under the caption “Where You Can Find More Information.”

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to “Duke Energy,” “we,” “us” and “our” or similar terms are to Duke Energy Corporation and its subsidiaries.

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FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to us. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words “may,” “will,” “could,” projects,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, those discussed elsewhere in this prospectus and the documents incorporated by reference in this prospectus. You should not put undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we distribute this prospectus.

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THE COMPANY

Duke Energy Corporation (“Duke Energy”) is one of the largest electric power companies in the United States, and supplies and delivers energy to approximately 4 million U.S. customers. We have approximately 37,000 megawatts of electric generating capacity in the Midwest and the Carolinas, and natural gas distribution services in Ohio and Kentucky. In addition, we own and operate approximately 4,000 megawatts of electric generation in Latin America, and we are a joint-venture partner in a U.S. real estate company. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol “DUK.” We are a Delaware corporation, and our principal executive offices are located at 526 South Church Street, Charlotte, North Carolina, 28202-1803. Our telephone number is (704) 594-6200.

We have the following segments: U.S. Franchised Electric & Gas, Commercial Power, Duke Energy International and Crescent Resources, LLC (“Crescent”).

U.S. Franchised Electric & Gas generates, transmits, distributes and sells electricity in central and western North Carolina, western South Carolina and Indiana; and provides combined electric and gas sales, transmission and distribution service in the southwestern portion of Ohio and northern Kentucky.

Commercial Power operates and manages power plants, primarily in the Midwestern portion of the U.S., and markets electric power and natural gas related to these plants and other contractual positions. It also performs energy risk management activities and provides customized energy solutions.

Duke Energy International operates and manages power generation facilities and engages in sales and marketing of electric power and natural gas outside the United States. Its activities target power generation in Latin America.

Crescent is a joint venture of which we own approximately 50 per cent. It develops and manages high-quality commercial, residential and multi-family real estate projects primarily in the Southeastern and Southwestern United States. Some of these projects are developed and managed through joint ventures. Crescent also manages “legacy” land holdings in North and South Carolina.

RISK FACTORS

Investing in our securities involves risks. Before purchasing any securities we offer, you should carefully consider the risk factors that are incorporated by reference herein from the section captioned “Risk Factors” in our Form 10-K for the year ended December 31, 2006, together with all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including filings made with the Securities and Exchange Commission (the “SEC”) subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes, which may include acquisitions, repayment of debt, capital expenditures and working capital. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

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RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges is calculated using the Securities and Exchange Commission guidelines (a).

	Period
	Ended
	June 30,	Year Ended December 31,
	2007	2006	2005	2004	2003		2002
	(Dollars in millions)

Earnings as defined for fixed charges calculation
Add:
Pretax (loss) income from continuing operations(b)	$809	$1,414	$1,189	$720	$(990)		$1,054
Fixed charges	379	1,382	1,159	1,433	1,620		1,550
Distributed income of equity investees	59	893	473	140	263		369
Deduct:
Preference security dividend requirements of consolidated subsidiaries	—	27	27	31	139		170
Interest capitalized(c)	34	56	23	18	58		193

Total earnings(as defined for the Fixed Charges calculation)	$1,213	$3,606	$2,771	$2,244	$696		$2,610

Fixed charges:
Interest on debt, including capitalized portions	$358	$1,311	$1,096	$1,365	$1,441		$1,340
Estimate of interest within rental expense	21	44	36	A-1	40		40
Preference security dividend requirements of consolidated subsidiaries	—	27	27	31	139		170

Total fixed charges	$379	$1,382	$1,159	$1,433	$1,620		$1,550

Ratio of earnings to fixed charges	3.2	2.6	2.4	1.6	(d	)	1.7

(a)	Certain prior year Income Statement amounts above have been adjusted for businesses reclassified to discontinued operations during 2007.

(b)	Excludes minority interest expenses and income or loss from equity investees.

(c)	Excludes equity costs related to Allowance for Funds Used During Construction that are included in Other Income and Expenses in the Consolidated Statements of Operations.

(d)	Earnings were inadequate to cover fixed charges by $924 million for the year ended December 31, 2003.

DESCRIPTION OF CAPITAL STOCK

The following summary of our capital stock is subject in all respects to the applicable provisions of the Delaware General Corporation Law (the “DGCL”), and our amended and restated certificate of incorporation. The following discussion is a summary of our amended and restated certificate of incorporation and by-laws and is qualified in its entirety by reference to those documents.

General

Our total number of authorized shares of capital stock consists of 2 billion shares of common stock, par value $0.001 per share, and 44 million shares of preferred stock, par value $0.001 per share.

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Common Stock

Except as otherwise required by law and subject to the rights of the holders of any class or series of preferred stock, with respect to all matters upon which shareholders are entitled to vote or to which shareholders are entitled to give consent, the holders of any outstanding shares of common stock vote together as a class, and every holder of common stock is entitled to cast one vote in person or by proxy for each share of common stock standing in such holder’s name on our books. We do not have a classified board of directors nor do we permit cumulative voting.

Holders of common stock are not entitled to any preemptive rights to subscribe for additional shares of common stock nor are they liable to further capital calls or to assessments by us.

Subject to applicable law and the rights, if any, of the holders of any class or series of preferred stock having a preference over the rights to participate with the common stock with respect to the payment of dividends, holders of our common stock are entitled to receive dividends or other distributions as declared by our board of directors at its discretion.

The board of directors may create a class or series of preferred stock with dividends the rate of which is calculated by reference to, and payment of which is concurrent with, dividends on shares of common stock.

Preferred Stock

Our board of directors has the full authority permitted by law, at any time and from time to time, to divide the authorized and unissued shares of preferred stock into one or more classes or series and, with respect to each such class or series, to determine by resolution or resolutions the number of shares constituting such class or series and the designation of such class or series, the voting powers, if any, of the shares of such class or series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of any such class or series of preferred stock to the full extent now or as may in the future be permitted by the law of the State of Delaware. The powers, preferences and relative, participating, optional and other special rights of each class or series of preferred stock and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes or series at any time outstanding. Except as otherwise required by law, as provided in the certificate of incorporation or as determined by our board of directors, holders of preferred stock will not have any voting rights and will not be entitled to any notice of shareholder meetings.

Provisions that Have or May Have the Effect of Delaying or Prohibiting a Change in Control

Under our certificate of incorporation, the board of directors has the full authority permitted by Delaware law to determine the voting rights, if any, and designations, preferences, limitations and special rights of any class or any series of any class of the preferred stock.

The certificate of incorporation also provides that a director may be removed from office with or without cause. However, subject to applicable law, any director elected by the holders of any series of preferred stock may be removed without cause only by the holders of a majority of the shares of such series of preferred stock.

Our certificate of incorporation requires an affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of all our classes entitled to vote generally in the election of directors, voting together as a single class, to amend, alter or repeal provisions in the certificate of incorporation which relate to the number of directors and vacancies and newly created directorships.

Our certificate of incorporation provides that any action required to be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice only if consent in writing setting forth the action to be taken is signed by all the holders of our issued and outstanding capital stock entitled to vote in respect of such action.

Our by-laws provide that, except as expressly required by the certificate of incorporation or by applicable law, and subject to the rights of the holders of any series of preferred stock, special meetings of the

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shareholders or of any series entitled to vote may be called for any purpose or purposes only by the Chairman of the board of directors or by the board of directors. Shareholders are not entitled to call special meetings.

The provisions of our certificate of incorporation and by-laws conferring on our board of directors the full authority to issue preferred stock, the restrictions on removing directors elected by holders of preferred stock, the supermajority voting requirements relating to the amendment, alteration or repeal of the provisions governing the number of directors and filling of vacancies and newly created directorships, the requirement that shareholders act at a meeting unless all shareholders agree in writing, and the inability of shareholders to call a special meeting, in certain instances could have the effect of delaying, deferring or preventing a change in control or the removal of existing management.

DESCRIPTION OF DEBT SECURITIES

Duke Energy will issue the debt securities, whether senior or subordinated, in one or more series under its Indenture, as supplemented from time to time. Unless otherwise specified in the applicable prospectus supplement, the trustee under the Indenture will be The Bank of New York. A form of the Indenture is an exhibit to the registration statement, of which this prospectus is a part.

Duke Energy conducts its business through subsidiaries. Accordingly, its ability to meet its obligations under the debt securities is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to Duke Energy. In addition, the rights that Duke Energy and its creditors would have to participate in the assets of any such subsidiary upon the subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors. Certain subsidiaries of Duke Energy have incurred substantial amounts of debt in the operations and expansion of their businesses, and Duke Energy anticipates that certain of its subsidiaries will do so in the future.

Holders of debt securities will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any holders of preferred stock. In addition to trade debt, certain of our operating subsidiaries have ongoing corporate debt programs used to finance their business activities. As of June 30, 2007, on a consolidated basis (including securities due within one year), we had approximately $12.0 billion of outstanding debt, of which approximately $11.3 billion was subsidiary debt. Unless otherwise specified in a prospectus supplement, the Indenture will not limit the amount of indebtedness or preferred stock issuable by our subsidiaries.

The following description of the debt securities is only a summary and is not intended to be comprehensive. For additional information you should refer to the Indenture.

General

The Indenture does not limit the amount of debt securities that Duke Energy may issue under it. Duke Energy may issue debt securities from time to time under the Indenture in one or more series by entering into supplemental indentures or by its board of directors or a duly authorized committee authorizing the issuance.

The debt securities of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.

Provisions Applicable to Particular Series

The prospectus supplement for a particular series of debt securities being offered will disclose the specific terms related to the offering, including the price or prices at which the debt securities to be offered will be issued. Those terms may include some or all of the following:

•	the title of the series;

•	the total principal amount of the debt securities of the series;

•	the date or dates on which principal is payable or the method for determining the date or dates, and any right that Duke Energy has to change the date on which principal is payable;

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•	the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

•	any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

•	whether Duke Energy may extend the interest payment periods and, if so, the terms of the extension;

•	the place or places where payments will be made;

•	whether Duke Energy has the option to redeem the debt securities and, if so, the terms of its redemption option;

•	any obligation that Duke Energy has to redeem the debt securities through a sinking fund or to purchase the debt securities through a purchase fund or at the option of the holder;

•	whether the provisions described under “Defeasance and Covenant Defeasance” will not apply to the debt securities;

•	the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

•	if payments may be made, at Duke Energy’s election or at the holder’s election, in a currency other than that in which the debt securities are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

•	the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

•	whether the debt securities will be issuable as global securities and, if so, the securities depositary;

•	any changes in the events of default or covenants with respect to the debt securities;

•	any index or formula used for determining principal, premium or interest;

•	the terms of the subordination of any series of subordinated debt;

•	if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount or the manner of determining it; and

•	any other terms.

Unless Duke Energy states otherwise in the applicable prospectus supplement, Duke Energy will issue the debt securities only in fully registered form without coupons, and there will be no service charge for any registration of transfer or exchange of the debt securities. Duke Energy may, however, require payment to cover any tax or other governmental charge payable in connection with any transfer or exchange. Subject to the terms of the Indenture and the limitations applicable to global securities, transfers and exchanges of the debt securities may be made at The Bank of New York, 101 Barclay Street, New York, New York 10286 or at any other office maintained by Duke Energy for such purpose.

The debt securities will be issuable in denominations of $1,000 and any integral multiples of $1,000, unless Duke Energy states otherwise in the applicable prospectus supplement.

Duke Energy may offer and sell the debt securities, including original issue discount debt securities, at a substantial discount below their principal amount. The applicable prospectus supplement will describe special United States federal income tax and any other considerations applicable to those securities. In addition, the applicable prospectus supplement may describe certain special United States federal income tax or other considerations, if any, applicable to any debt securities that are denominated in a currency other than U.S. dollars.

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Book-Entry Debt Securities

We may issue debt securities of a series in whole or in part in the form of one or more global securities. We will deposit such global securities with, or on behalf of, a depository identified in the applicable prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. Unless we specify otherwise in the applicable prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons. We will make payments of principal of, premium, if any, and interest on debt securities represented by a global security to the applicable trustee under the applicable indenture, which will then forward such payments to the depository.

We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (“DTC”), and that such global securities will be registered in the name of Cede & Co., DTC’s nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. We will describe any additional or differing terms of the depository arrangements in the applicable prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security:

•	will not be entitled to have debt securities represented by such global security registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities in certificated form; and

•	will not be considered the owners or holders thereof under the applicable indenture.

The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a global security.

Unless we specify otherwise in the applicable prospectus supplement, each global security representing book-entry notes will be exchangeable for certificated notes only if:

•	DTC notifies us that it is unwilling or unable to continue as depository or DTC ceases to be a clearing agency registered under the Exchange Act (if so required by applicable law or regulation) and, in either case, a successor depository is not appointed by us within ninety (90) days after we receive such notice or become aware of such unwillingness, inability or ineligibility;

•	we, in our sole discretion and subject to DTC’s procedures, determine that the global securities shall be exchangeable for certificated notes; or

•	there shall have occurred and be continuing an event of default under an indenture with respect to the notes and beneficial owners representing a majority in aggregate principal amount of the book-entry notes represented by global securities advise DTC to cease acting as depository. Upon any such exchange, owners of a beneficial interest in the global security or securities representing book-entry notes will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in the names of the beneficial owners, which names shall be provided by DTC’s relevant participants (as identified by DTC) to the applicable trustee.

Unless we describe otherwise in the applicable prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

DTC will act as securities depository for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as

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may be requested by an authorized representative of DTC. Except as otherwise provided, one fully registered debt security certificate will be issued with respect to each series of the debt securities, each in the aggregate principal amount of such series, and will be deposited with DTC. If, however, the aggregate principal amount of any series exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such series.

The following is based on information furnished to us by DTC:

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 2.2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has Standard & Poor’s highest rating: AAA. The DTC rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are, however, expected to receive a written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co, or such other name as may be requested by an authorized representative of DTC. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identities of the Direct Participants to whose accounts debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails a proxy (an “Omnibus Proxy”) to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose

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accounts the debt securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

Principal, premium, if any, interest payments and redemption proceeds on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee, on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of such Participant and not of DTC, nor its nominee, the applicable Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, interest and redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility or the applicable Trustee’s, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

If applicable, redemption notices shall be sent to DTC. If less than all of the book-entry notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

A Beneficial Owner shall give notice of any option to elect to have its book-entry notes repaid by us, through its Participant, to the applicable Trustee, and shall effect delivery of such book-entry notes by causing the Direct Participant to transfer the Participant’s interest in the global security or securities representing such book-entry notes, on DTC’s records, to such Trustee. The requirement for physical delivery of book-entry notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global security or securities representing such book-entry notes are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered securities to the Trustee’s DTC account.

DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to the applicable Trustee or us. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, debt security certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of debt securities issued as global securities will be Direct Participants in DTC.

Neither we, the applicable Trustee nor any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

Redemption

Provisions relating to the redemption of debt securities will be set forth in the applicable prospectus supplement. Unless Duke Energy states otherwise in the applicable prospectus supplement, Duke Energy may redeem debt securities only upon notice mailed at least thirty (30), but not more than sixty (60) days before the date fixed for redemption. Unless Duke Energy states otherwise in the applicable prospectus supplement, that notice may state that the redemption will be conditional upon the Indenture Trustee, or the applicable paying agent, receiving sufficient funds to pay the principal, premium and interest on those debt securities on the date fixed for redemption and that if the Indenture Trustee or the applicable paying agent does not receive

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those funds, the redemption notice will not apply, and Duke Energy will not be required to redeem those debt securities.

Duke Energy will not be required to:

•	issue, register the transfer of, or exchange any debt securities of a series during the period beginning fifteen (15) days before the date the notice is mailed identifying the debt securities of that series that have been selected for redemption; or

•	register the transfer of or exchange any debt security of that series selected for redemption except the unredeemed portion of a debt security being partially redeemed.

Consolidation, Merger, Conveyance or Transfer

The Indenture provides that Duke Energy may consolidate or merge with or into, or convey or transfer all or substantially all of its properties and assets to, another corporation or other entity. Any successor must, however, assume Duke Energy’s obligations under the Indenture and the debt securities issued under it, and Duke Energy must deliver to the Indenture Trustee a statement by certain of its officers and an opinion of counsel that affirm compliance with all conditions in the Indenture relating to the transaction. When those conditions are satisfied, the successor will succeed to and be substituted for Duke Energy under the Indenture, and Duke Energy will be relieved of its obligations under the Indenture and the debt securities.

Modification; Waiver

Duke Energy may modify the Indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all series of debt securities that are affected by the modification, voting as one class. The consent of the holder of each outstanding debt security affected is, however, required to:

•	change the maturity date of the principal or any installment of principal or interest on that debt security;

•	reduce the principal amount, the interest rate or any premium payable upon redemption on that debt security;

•	reduce the amount of principal due and payable upon acceleration of maturity;

•	change the currency of payment of principal, premium or interest on that debt security;

•	impair the right to institute suit to enforce any such payment on or after the maturity date or redemption date;

•	reduce the percentage in principal amount of debt securities of any series required to modify the Indenture, waive compliance with certain restrictive provisions of the Indenture or waive certain defaults; or

•	with certain exceptions, modify the provisions of the Indenture governing modifications of the Indenture or governing waiver of covenants or past defaults.

In addition, Duke Energy may modify the Indenture for certain other purposes, without the consent of any holders of debt securities.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive, for that series, Duke Energy’s compliance with certain restrictive provisions of the Indenture. The holders of a majority in principal amount of the outstanding debt securities of all series under the Indenture with respect to which a default has occurred and is continuing, voting as one class, may waive that default for all those series, except a default in the payment of principal or any premium or interest on any debt security or a default with respect to a covenant or provision which cannot be modified without the consent of the holder of each outstanding debt security of the series affected.

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Events of Default

The following are events of default under the Indenture with respect to any series of debt securities, unless Duke Energy states otherwise in the applicable prospectus supplement:

•	failure to pay principal of or any premium on any Debt security of that series when due;

•	failure to pay when due any interest on any Debt security of that series that continues for sixty (60) days; for this purpose, the date on which interest is due is the date on which Duke Energy is required to make payment following any deferral of interest payments by it under the terms of debt securities that permit such deferrals;

•	failure to make any sinking fund payment when required for any Debt security of that series that continues for sixty (60) days;

•	failure to perform any covenant in the Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for ninety (90) days after the Indenture Trustee or the holders of at least 33% of the outstanding debt securities of that series give Duke Energy written notice of the default; and

•	certain bankruptcy, insolvency or reorganization events with respect to Duke Energy.

In the case of the fourth event of default listed above, the Indenture Trustee may extend the grace period.

In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of debt securities of that series, together with the Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if Duke Energy has initiated and is diligently pursuing corrective action.

Duke Energy may establish additional events of default for a particular series and, if established, any such events of default will be described in the applicable prospectus supplement.

If an event of default with respect to debt securities of a series occurs and is continuing, then the Indenture Trustee or the holders of at least 33% in principal amount of the outstanding debt securities of that series may declare the principal amount of all debt securities of that series to be immediately due and payable. However, that event of default will be considered waived at any time after the declaration, but before a judgment for payment of the money due has been obtained if:

•	Duke Energy has paid or deposited with the Indenture Trustee all overdue interest, the principal and any premium due otherwise than by the declaration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, in each case with respect to that series, and all amounts due to the Indenture Trustee; and

•	all events of default with respect to that series, other than the nonpayment of the principal that became due solely by virtue of the declaration, have been cured or waived.

The Indenture Trustee is under no obligation to exercise any of its rights or powers at the request or direction of any holders of debt securities unless those holders have offered the Indenture Trustee security or indemnity against the costs, expenses and liabilities which it might incur as a result. The holders of a majority in principal amount of the outstanding debt securities of any series have, with certain exceptions, the right to direct the time, method and place of conducting any proceedings for any remedy available to the Indenture Trustee or the exercise of any power of the Indenture Trustee with respect to those debt securities. The Indenture Trustee may withhold notice of any default, except a default in the payment of principal or interest, from the holders of any series if the Indenture Trustee in good faith considers it in the interest of the holders to do so.

The holder of any Debt security will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Debt security on its maturity date or redemption date and to enforce those payments.

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Duke Energy is required to furnish each year to the Indenture Trustee a statement by certain of its officers to the effect that it is not in default under the Indenture or, if there has been a default, specifying the default and its status.

Payments; Paying Agent

The paying agent will pay the principal of any debt securities only if those debt securities are surrendered to it. The paying agent will pay interest on debt securities issued as global securities by wire transfer to the holder of those global securities. Unless Duke Energy states otherwise in the applicable prospectus supplement, the paying agent will pay interest on debt securities that are not in global form at its office or, at Duke Energy’s option:

•	by wire transfer to an account at a banking institution in the United States that is designated in writing to the Indenture Trustee at least sixteen (16) days prior to the date of payment by the person entitled to that interest; or

•	By check mailed to the address of the person entitled to that interest as that address appears in the security register for those debt securities.

Unless Duke Energy states otherwise in the applicable prospectus supplement, the Indenture Trustee will act as paying agent for that series of debt securities, and the principal corporate trust office of the Indenture Trustee will be the office through which the paying agent acts. Duke Energy may, however, change or add paying agents or approve a change in the office through which a paying agent acts.

Any money that Duke Energy has paid to a paying agent for principal or interest on any debt securities which remains unclaimed at the end of two years after that principal or interest has become due will be repaid to Duke Energy at its request. After repayment to Duke Energy, holders should look only to Duke Energy for those payments.

Defeasance and Covenant Defeasance

The Indenture provides that Duke Energy may be:

•	discharged from its obligations, with certain limited exceptions, with respect to any series of debt securities, as described in the Indenture, such a discharge being called a “defeasance” in this prospectus; and

•	released from its obligations under certain restrictive covenants especially established with respect to any series of debt securities, as described in the Indenture, such a release being called a “covenant defeasance” in this prospectus.

Duke Energy must satisfy certain conditions to effect a defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the Indenture Trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on those debt securities on the maturity dates of those payments or upon redemption.

Following a defeasance, payment of the debt securities defeased may not be accelerated because of an event of default under the Indenture. Following a covenant defeasance, the payment of debt securities may not be accelerated by reference to the covenants from which Duke Energy has been released. A defeasance may occur after a covenant defeasance.

Under current United States federal income tax laws, a defeasance would be treated as an exchange of the relevant debt securities in which holders of those debt securities might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would thereafter be required to include in income might be different from that which would be includible in the absence of that defeasance. Duke Energy urges investors to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

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Under current United States federal income tax law, unless accompanied by other changes in the terms of the debt securities, a covenant defeasance should not be treated as a taxable exchange.

Concerning the Indenture Trustee

The Bank of New York is the Indenture Trustee. Duke Energy and certain of its affiliates maintain deposit accounts and banking relationships with The Bank of New York. The Bank of New York also serves as trustee or agent under other indentures and agreements pursuant to which securities of Duke Energy and of certain of its affiliates are outstanding.

The Indenture Trustee will perform only those duties that are specifically set forth in the Indenture unless an event of default under the Indenture occurs and is continuing. In case an event of default occurs and is continuing, the Indenture Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The prospectus supplement relating to the securities being offered will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only those underwriters identified in the prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. We may sell securities through forward contracts or similar arrangements. In connection with the sale of securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We may sell the securities directly or through agents we designate from time to time. Any agent involved in the offer or sale of the securities covered by this prospectus will be named in a prospectus supplement relating to such securities. Commissions payable by us to agents will be set forth in a prospectus supplement relating to the securities being offered. Unless otherwise indicated in a prospectus supplement, any such agents will be acting on a best-efforts basis for the period of their appointment.

Some of the underwriters, dealers or agents and some of their affiliates who participate in the securities distribution may engage in other transactions with, and perform other services for, us and our subsidiaries or affiliates in the ordinary course of business.

Any underwriting or other compensation which we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the

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securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters, and their controlling persons, and agents may be entitled, under agreements we enter into with them, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from Duke Energy Corporation’s October 1, 2007 Report on Form 8-K, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from Duke Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the financial statements and financial statement schedule and include explanatory paragraphs regarding the adoption of a new accounting standard and the January 2, 2007 spin-off of the Company’s natural gas businesses, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements and the related financial statement schedule of DCP Midstream, LLC as of and for the years ended December 31, 2006 and 2005, incorporated in this prospectus by reference from Duke Energy Corporation’s Annual Report on Form 10-K/A for the year ended December 31, 2006, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of TEPPCO Partners, L.P. as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report dated February 28, 2006, except for the effects of discontinued operations, as discussed in Note 5, which is as of June 1, 2006, contains a separate paragraph that states that as discussed in Note 20 to the consolidated financial statements, TEPPCO Partners, L.P. has restated its consolidated balance sheet as of December 31, 2004, and the related consolidated statements of income, partners’ capital and comprehensive income, and cash flows for the years ended December 31, 2004 and 2003.

VALIDITY OF THE SECURITIES

Robert T. Lucas III, Esq., who is our Associate General Counsel and Assistant Secretary, and/or counsel named in the applicable prospectus supplement, will issue an opinion about the validity of the securities we are offering in the applicable prospectus supplement. Counsel named in the applicable prospectus supplement will pass upon certain legal matters on behalf of any underwriters.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. Such reports and other information can be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington, D.C. address. Please call the SEC at 1-800-SEC-0330 for further information. Our filings are also available to the public through Duke Energy’s web site at http://www.duke-energy.com and are made available

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as soon as reasonably practicable after such material is filed with or furnished to the SEC. The information on our website is not a part of this prospectus. Our filings are also available to the public through the SEC web site at http://www.sec.gov.

Additional information about Duke Energy is also available on its web site at http://www.duke-energy.com. Such web site is not a part of this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents incorporated in the prospectus at the time the registration statement became effective and all later documents filed with the SEC, in all cases as updated and superseded by later filings with the SEC. Duke Energy incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering is completed.

•	Annual Report on Form 10-K for the year ended December 31, 2006;

•	Amendment No. 1 to Form 10-K for the year ended December 31, 2006, on Form 10-K/A filed March 22, 2007;

•	Proxy Statement filed on Schedule 14A, April 4, 2007;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2007, and June 30, 2007; and

•	Current reports on Form 8-K filed January 31, 2007; February 28, 2007; March 8, 2007; March 12, 2007; May 8, 2007; May 15, 2007; June 1, 2007; June 25, 2007; July 5, 2007; July 18, 2007; and October 1, 2007.

We will provide without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus. You may request a copy by writing us at the following address or telephoning one of the following numbers:

Investor Relations Department
Duke Energy Corporation
P.O. Box 1005
Charlotte, North Carolina 28201
(704) 382-3853 or (800) 488-3853 (toll-free)

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities described in this prospectus in any state where the offer or sale is not permitted. You should assume that the information contained in the prospectus is accurate only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

DUKE ENERGY CORPORATION
COMMON STOCK (par value $0.001 per share)
DEBT SECURITIES

PROSPECTUS

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Prospectus

Duke Energy Carolinas, LLC

Senior Notes
Subordinated Notes
First and Refunding Mortgage Bonds

From time to time, we may offer the securities described in the prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

We will provide specific terms of these offerings and securities in supplements to this prospectus. You should read carefully this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Investing in our securities involves risks. You should carefully consider the information in the section entitled “Risk Factors” contained in our periodic reports filed with the Securities and Exchange Commission and incorporated by reference into this prospectus before you invest in any of our securities.

We may offer and sell the securities directly, through agents we select from time to time or to or through underwriters or dealers we select. If we use any agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 3, 2007.

Prospectus

REFERENCES TO ADDITIONAL INFORMATION

This prospectus incorporates important business and financial information about us from other documents that are not included in or delivered with this prospectus. This information is available for you to review at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, DC 20549, and through the SEC’s website, www.sec.gov. You can also obtain those documents incorporated by reference in this prospectus by requesting them in writing or by telephone from the company at the following address and telephone number:

Duke Energy Carolinas, LLC
526 South Church Street
Charlotte, North Carolina 28202
(800) 488-3853
Attention: Investor Relations
www.duke-energy.com/investors

See “Where You Can Find More Information” beginning on page 16.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Duke Energy Carolinas filed with the SEC utilizing a “shelf” registration process. Under the shelf registration process, we are registering an unspecified amount of Senior Notes, Subordinated Notes and First and Refunding Mortgage Bonds, and may issue any of such securities in one or more offerings.

This prospectus provides general descriptions of the securities Duke Energy Carolinas may offer. Each time securities are sold, a prospectus supplement will provide specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described under the caption “Where You Can Find More Information.”

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to “Duke Energy Carolinas,” “we,” “us” and “our” or similar terms are to Duke Energy Carolinas, LLC and its subsidiaries.

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FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to us. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words “may,” “will,” “could,” projects,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, those discussed elsewhere in this prospectus and the documents incorporated by reference in this prospectus. You should not put undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we distribute this prospectus.

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THE COMPANY

Duke Energy Carolinas, a wholly owned subsidiary of Duke Energy Corporation, generates, transmits, distributes and sells electricity. Its service area covers approximately 22,000 square miles with an estimated population of 6 million in central and western North Carolina and western South Carolina. Duke Energy Carolinas supplies electric service to more than 2.2 million residential, commercial and industrial customers over 97,000 miles of distribution lines and a 13,000 mile transmission system. In addition, municipal and cooperative customers who purchased portions of the Catawba Nuclear Station may also buy power from a variety of suppliers including Duke Energy Carolinas, through contractual agreements.

We are a North Carolina limited liability company. The address of our principal executive offices is 526 South Church Street, Charlotte, North Carolina 28202-1803. Our telephone number is (704) 594-6200.

The foregoing information about Duke Energy Carolinas is only a general summary and is not intended to be comprehensive. For additional information about Duke Energy Carolinas, you should refer to the information described under the caption “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves risks. Before purchasing any securities we offer, you should carefully consider the risk factors that are incorporated by reference herein from the section captioned “Risk Factors” in our Form 10-K report for the year ended December 31, 2006, together with all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including filings made with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows.

USE OF PROCEEDS

Unless stated otherwise in the applicable prospectus supplement, Duke Energy Carolinas intends to use the net proceeds from the sale of any offered securities:

•	to redeem or purchase from time to time presently outstanding securities when it anticipates those transactions will result in an overall cost savings;

•	to repay maturing securities;

•	to finance its ongoing construction program; or

•	for general company purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges is calculated using the Securities and Exchange Commission guidelines.

	Period
	Ended
	June 30,	Year Ended December 31,
	2007	2006	2005	2004	2003	2002
	(Dollars in millions)

Earnings as defined for fixed charges calculation
Add:
Pretax income from continuing operations(a)	$379	$890	$980	$910	$783	$1,121
Fixed charges	162	502	1,159	1,433	1,620	1,550
Distributed income of equity investees	—	215	473	140	263	369
Deduct:
Preference security dividend requirements of consolidated subsidiaries	—	7	27	31	139	170
Interest capitalized(b)	10	18	23	18	58	193

Total earnings (as defined for the Fixed Charges calculation)	$529	$1,582	$2,562	$2,434	$2,469	$2,677

Fixed charges:
Interest on debt, including capitalized portions	$155	$481	$1,096	$1,365	$1,441	$1,340
Estimate of interest within rental expense	7	14	36	37	40	40
Preference security dividend requirements of consolidated subsidiaries	—	7	27	31	139	170

Total fixed charges	$162	$502	$1,159	$1,433	$1,620	$1,550

Ratio of earnings to fixed charges	3.3	3.2	2.2	1.7	1.5	1.7

(a)	Excludes minority interest expenses and income or loss from equity investees.

(b)	Excludes equity costs related to Allowance for Funds Used During Construction that are included in Other Income and Expenses in the Consolidated Statements of Operations.

DESCRIPTION OF THE SENIOR NOTES

Duke Energy Carolinas will issue the Senior Notes in one or more series under its Senior Indenture dated as of September 1, 1998 (the “Senior Indenture”), as supplemented from time to time. Unless otherwise specified, the trustee under the Senior Indenture will be The Bank of New York. The Senior Indenture is an exhibit to the registration statement, of which this prospectus is a part.

The Senior Notes are unsecured and unsubordinated obligations and will rank equally with all of Duke Energy Carolinas’ other unsecured and unsubordinated indebtedness. The First and Refunding Mortgage Bonds are effectively senior to the Senior Notes to the extent of the value of the properties securing them.

The following description of the Senior Notes is only a summary and is not intended to be comprehensive. For additional information you should refer to the Senior Indenture.

General

The Senior Indenture does not limit the amount of Senior Notes that Duke Energy Carolinas may issue under it. Duke Energy Carolinas may issue Senior Notes from time to time under the Senior Indenture in one or more series by entering into supplemental indentures or by its Board of Directors or a duly authorized committee authorizing the issuance.

The Senior Notes of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.

The Senior Indenture does not protect the holders of Senior Notes if Duke Energy Carolinas engages in a highly leveraged transaction.

Provisions Applicable to Particular Series

The prospectus supplement for a particular series of Senior Notes being offered will disclose the specific terms related to the offering, including the price or prices at which the Senior Notes to be offered will be issued. Those terms may include some or all of the following:

•	the title of the series;

•	the total principal amount of the Senior Notes of the series;

•	the date or dates on which principal is payable or the method for determining the date or dates, and any right that Duke Energy Carolinas has to change the date on which principal is payable;

•	the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

•	any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

•	whether Duke Energy Carolinas may extend the interest payment periods and, if so, the terms of the extension;

•	the place or places where payments will be made;

•	whether Duke Energy Carolinas has the option to redeem the Senior Notes and, if so, the terms of its redemption option;

•	any obligation that Duke Energy Carolinas has to redeem the Senior Notes through a sinking fund or to purchase the Senior Notes through a purchase fund or at the option of the holder;

•	whether the provisions described under “Defeasance and Covenant Defeasance” will not apply to the Senior Notes;

•	the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

•	if payments may be made, at Duke Energy Carolinas’ election or at the holder’s election, in a currency other than that in which the Senior Notes are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

•	the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

•	whether the Senior Notes will be issuable as global securities and, if so, the securities depositary;

•	any changes in the events of default or covenants with respect to the Senior Notes;

•	any index or formula used for determining principal, premium or interest;

•	if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount or the manner of determining it;

•	the date or dates after which holder may convert the Senior Notes into other securities of Duke Energy Carolinas and the terms for that conversion;

•	the date or dates upon which the Senior Notes will be mandatorily converted into other securities of Duke Energy Carolinas and the terms for that conversion;

•	the terms for the attachment to Senior Notes of rights to purchase or sell other securities of Duke Energy Carolinas; and

•	any other terms.

Unless Duke Energy Carolinas states otherwise in the applicable prospectus supplement, Duke Energy Carolinas will issue the Senior Notes only in fully registered form without coupons, and there will be no service charge for any registration of transfer or exchange of the Senior Notes. Duke Energy Carolinas may, however, require payment to cover any tax or other governmental charge payable in connection with any transfer or exchange. Subject to the terms of the Senior Indenture and the limitations applicable to global securities, transfers and exchanges of the Senior Notes may be made at The Bank of New York, 101 Barclay Street, New York, New York 10286 or at any other office or agency maintained by Duke Energy Carolinas for such purpose.

The Senior Notes will be issuable in denominations of $1,000 and any integral multiples of $1,000, unless Duke Energy Carolinas states otherwise in the applicable prospectus supplement.

Duke Energy Carolinas may offer and sell the Senior Notes, including original issue discount Senior Notes, at a substantial discount below their principal amount. The applicable prospectus supplement will describe special United States federal income tax and any other considerations applicable to those securities. In addition, the applicable prospectus supplement may describe certain special United States federal income tax or other considerations, if any, applicable to any Senior Notes that are denominated in a currency other than U.S. dollars.

Global Securities

Duke Energy Carolinas may issue some or all of the Senior Notes as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global securities. Duke Energy Carolinas will register each global security with or on behalf of a securities depositary identified in the applicable prospectus supplement. Each global security will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.

As long as the securities depositary or its nominee is the registered holder of a global security representing Senior Notes, that person will be considered the sole owner and holder of the global security and the Senior Notes it represents for all purposes. Except in limited circumstances, owners of beneficial interests in a global security:

•	may not have the global security or any Senior Notes it represents registered in their names;

•	may not receive or be entitled to receive physical delivery of certificated Senior Notes in exchange for the global security; and

•	will not be considered the owners or holders of the global security or any Senior Notes it represents for any purposes under the Senior Notes or the Senior Indenture.

Duke Energy Carolinas will make all payments of principal and any premium and interest on a global security to the securities depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions having accounts with the securities depositary or its nominee, which are called “participants” in this discussion, and to persons that hold beneficial interests through participants. When a global security representing Senior Notes is issued, the securities depositary will credit on its book entry, registration and transfer system the principal amounts of Senior Notes the global security represents to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

•	the securities depositary, with respect to participants’ interests; and

•	any participant, with respect to interests the participant holds on behalf of other persons.

Payments participants make to owners of beneficial interests held through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the securities depositary’s or any participant’s records relating to beneficial interests in a global security representing Senior Notes, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

•	Duke Energy Carolinas;

•	the Senior Indenture Trustee; or

•	an agent of either of them.

Redemption

Provisions relating to the redemption of Senior Notes will be set forth in the applicable prospectus supplement. Unless Duke Energy Carolinas states otherwise in the applicable prospectus supplement, Duke Energy Carolinas may redeem Senior Notes only upon notice mailed at least 30 but not more than 60 days before the date fixed for redemption. Unless Duke Energy Carolinas states otherwise in the applicable prospectus supplement, that notice may state that the redemption will be conditional upon the Senior Indenture Trustee, or the applicable paying agent, receiving sufficient funds to pay the principal, premium and interest on those Senior Notes on the date fixed for redemption and that if the Senior Indenture Trustee or the applicable paying agent does not receive those funds, the redemption notice will not apply, and Duke Energy Carolinas will not be required to redeem those Senior Notes.

Duke Energy Carolinas will not be required to:

•	issue, register the transfer of, or exchange any Senior Notes of a series during the period beginning 15 days before the date the notice is mailed identifying the Senior Notes of that series that have been selected for redemption; or

•	register the transfer of or exchange any Senior Note of that series selected for redemption except the unredeemed portion of a Senior Note being partially redeemed.

Consolidation, Merger, Conveyance or Transfer

The Senior Indenture provides that Duke Energy Carolinas may consolidate or merge with or into, or convey or transfer all or substantially all of its properties and assets to, another corporation or other entity. Any successor must, however, assume Duke Energy Carolinas’ obligations under the Senior Indenture and the Senior Notes issued under it, and Duke Energy Carolinas must deliver to the Senior Indenture Trustee a statement by certain of its officers and an opinion of counsel that affirm compliance with all conditions in the Senior Indenture relating to the transaction. When those conditions are satisfied, the successor will succeed to and be substituted for Duke Energy Carolinas under the Senior Indenture, and Duke Energy Carolinas will be relieved of its obligations under the Senior Indenture and the Senior Notes.

Modification; Waiver

Duke Energy Carolinas may modify the Senior Indenture with the consent of the holders of a majority in principal amount of the outstanding Senior Notes of all series of Senior Notes that are affected by the modification, voting as one class. The consent of the holder of each outstanding Senior Note affected is, however, required to:

•	change the maturity date of the principal or any installment of principal or interest on that Senior Note;

•	reduce the principal amount, the interest rate or any premium payable upon redemption on that Senior Note;

•	reduce the amount of principal due and payable upon acceleration of maturity;

•	change the currency of payment of principal, premium or interest on that Senior Note;

•	impair the right to institute suit to enforce any such payment on or after the maturity date or redemption date;

•	reduce the percentage in principal amount of Senior Notes of any series required to modify the Senior Indenture, waive compliance with certain restrictive provisions of the Senior Indenture or waive certain defaults; or

•	with certain exceptions, modify the provisions of the Senior Indenture governing modifications of the Senior Indenture or governing waiver of covenants or past defaults.

In addition, Duke Energy Carolinas may modify the Senior Indenture for certain other purposes, without the consent of any holders of Senior Notes.

The holders of a majority in principal amount of the outstanding Senior Notes of any series may waive, for that series, Duke Energy Carolinas’ compliance with certain restrictive provisions of the Senior Indenture, including the covenant described under “Negative Pledge.” The holders of a majority in principal amount of the outstanding Senior Notes of all series under the Senior Indenture with respect to which a default has occurred and is continuing, voting as one class, may waive that default for all those series, except a default in the payment of principal or any premium or interest on any Senior Note or a default with respect to a covenant or provision which cannot be modified without the consent of the holder of each outstanding Senior Note of the series affected.

Events of Default

The following are events of default under the Senior Indenture with respect to any series of Senior Notes, unless Duke Energy Carolinas states otherwise in the applicable prospectus supplement:

•	failure to pay principal of or any premium on any Senior Note of that series when due;

•	failure to pay when due any interest on any Senior Note of that series that continues for 60 days; for this purpose, the date on which interest is due is the date on which Duke Energy Carolinas is required to make payment following any deferral of interest payments by it under the terms of Senior Notes that permit such deferrals;

•	failure to make any sinking fund payment when required for any Senior Note of that series that continues for 60 days;

•	failure to perform any covenant in the Senior Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for 90 days after the Senior Indenture Trustee or the holders of at least 33% of the outstanding Senior Notes of that series give Duke Energy Carolinas written notice of the default; and

•	certain bankruptcy, insolvency or reorganization events with respect to Duke Energy Carolinas.

In the case of the fourth event of default listed above, the Senior Indenture Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Senior Notes of that series, together with the Senior Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if Duke Energy Carolinas has initiated and is diligently pursuing corrective action.

Duke Energy Carolinas may establish additional events of default for a particular series and, if established, any such events of default will be described in the applicable prospectus supplement.

If an event of default with respect to Senior Notes of a series occurs and is continuing, then the Senior Indenture Trustee or the holders of at least 33% in principal amount of the outstanding Senior Notes of that series may declare the principal amount of all Senior Notes of that series to be immediately due and payable. However, that event of default will be considered waived at any time after the declaration, but before a judgment for payment of the money due has been obtained if:

•	Duke Energy Carolinas has paid or deposited with the Senior Indenture Trustee all overdue interest, the principal and any premium due otherwise than by the declaration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, in each case with respect to that series, and all amounts due to the Senior Indenture Trustee; and

•	all events of default with respect to that series, other than the nonpayment of the principal that became due solely by virtue of the declaration, have been cured or waived.

The Senior Indenture Trustee is under no obligation to exercise any of its rights or powers at the request or direction of any holders of Senior Notes unless those holders have offered the Senior Indenture Trustee security or indemnity against the costs, expenses and liabilities which it might incur as a result. The holders of a majority in principal amount of the outstanding Senior Notes of any series have, with certain exceptions, the right to direct the time, method and place of conducting any proceedings for any remedy available to the Senior Indenture Trustee or the exercise of any power of the Senior Indenture Trustee with respect to those Senior Notes. The Senior Indenture Trustee may withhold notice of any default, except a default in the payment of principal or interest, from the holders of any series if the Senior Indenture Trustee in good faith considers it in the interest of the holders to do so.

The holder of any Senior Note will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Senior Note on its maturity date or redemption date and to enforce those payments.

Duke Energy Carolinas is required to furnish each year to the Senior Indenture Trustee a statement by certain of its officers to the effect that it is not in default under the Senior Indenture or, if there has been a default, specifying the default and its status.

Payments; Paying Agent

The paying agent will pay the principal of any Senior Notes only if those Senior Notes are surrendered to it. The paying agent will pay interest on Senior Notes issued as global securities by wire transfer to the holder of those global securities. Unless Duke Energy Carolinas states otherwise in the applicable prospectus supplement, the paying agent will pay interest on Senior Notes that are not in global form at its office or, at Duke Energy Carolinas’ option:

•	by wire transfer to an account at a banking institution in the United States that is designated in writing to the Senior Indenture Trustee at least 16 days prior to the date of payment by the person entitled to that interest; or

•	by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Senior Notes.

Unless Duke Energy Carolinas states otherwise in the applicable prospectus supplement, the Senior Indenture Trustee will act as paying agent for that series of Senior Notes, and the principal corporate trust office of the Senior Indenture Trustee will be the office through which the paying agent acts. Duke Energy Carolinas may, however, change or add paying agents or approve a change in the office through which a paying agent acts.

Any money that Duke Energy Carolinas has paid to a paying agent for principal or interest on any Senior Notes which remains unclaimed at the end of two years after that principal or interest has become due will be repaid to Duke Energy Carolinas at its request. After repayment to Duke Energy Carolinas, holders should look only to Duke Energy Carolinas for those payments.

Negative Pledge

While any of the Senior Notes remain outstanding, Duke Energy Carolinas will not create, or permit to be created or to exist, any mortgage, lien, pledge, security interest or other encumbrance upon any of its property, whether owned on or acquired after the date of the Senior Indenture, to secure any indebtedness for borrowed money of Duke Energy Carolinas, unless the Senior Notes then outstanding are equally and ratably secured for so long as any such indebtedness is so secured.

The foregoing restriction does not apply with respect to, among other things:

•	purchase money mortgages, or other purchase money liens, pledges, security interests or encumbrances upon property that Duke Energy Carolinas acquired after the date of the Senior Indenture;

•	mortgages, liens, pledges, security interests or other encumbrances existing on any property at the time Duke Energy Carolinas acquired it, including those which exist on any property of an entity with which Duke Energy Carolinas is consolidated or merged or which transfers or leases all or substantially all of its properties to Duke Energy Carolinas;

•	mortgages, liens, pledges, security interests or other encumbrances upon any property of Duke Energy Carolinas that existed on the date of the initial issuance of the Senior Notes;

•	pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases to which Duke Energy Carolinas is a party;

•	liens created by or resulting from any litigation or proceeding which at the time is being contested in good faith by appropriate proceedings;

•	liens incurred in connection with the issuance of bankers’ acceptances and lines of credit, bankers’ liens or rights of offset and any security given in the ordinary course of business to banks or others to secure any indebtedness payable on demand or maturing within 12 months of the date that such indebtedness is originally incurred;

•	liens incurred in connection with repurchase, swap or other similar agreements (including commodity price, currency exchange and interest rate protection agreements);

•	liens securing industrial revenue or pollution control bonds;

•	liens, pledges, security interests or other encumbrances on any property arising in connection with any defeasance, covenant defeasance or in-substance defeasance of indebtedness of Duke Energy Carolinas;

•	liens created in connection with, and created to secure, a non-recourse obligation;

•	Bonds issued or to be issued from time to time under Duke Energy Carolinas’ First and Refunding Mortgage, and the “permitted liens” specified in Duke Energy Carolinas’ First and Refunding Mortgage;

•	indebtedness which Duke Energy Carolinas may issue in connection with its consolidation or merger with or into any other entity, which may be its affiliate, in exchange for or otherwise in substitution for secured indebtedness of that entity, or Third Party Debt, which by its terms (1) is secured by a mortgage on all or a portion of the property of that entity, (2) prohibits that entity from incurring secured indebtedness, unless the Third Party Debt is secured equally and ratably with such secured indebtedness or (3) prohibits that entity from incurring secured indebtedness;

•	indebtedness of any entity which Duke Energy Carolinas is required to assume in connection with a consolidation or merger of that entity, with respect to which any property of Duke Energy Carolinas is subjected to a mortgage, lien, pledge, security interest or other encumbrance;

•	mortgages, liens, pledges, security interests or other encumbrances upon any property that Duke Energy Carolinas acquired, constructed, developed or improved after the date of the Senior Indenture which are created before, at the time of, or within 18 months after such acquisition — or in the case of property constructed, developed or improved, after the completion of the construction, development or improvement and commencement of full commercial operation of that property, whichever is later — to secure or provide for the payment of any part of its purchase price or cost; provided that, in the case of such construction, development or improvement, the mortgages, liens, pledges, security interests or other encumbrances shall not apply to any property that Duke Energy Carolinas owns other than real property that is unimproved up to that time; and

•	the replacement, extension or renewal of any mortgage, lien, pledge, security interest or other encumbrance described above; or the replacement, extension or renewal (not exceeding the principal amount of indebtedness so secured together with any premium, interest, fee or expense payable in connection with any such replacement, extension or renewal) of the indebtedness so secured; provided that such replacement, extension or renewal is limited to all or a part of the same property that secured the mortgage, lien, pledge, security interest or other encumbrance replaced, extended or renewed, plus improvements on it or additions or accessions to it.

In addition, Duke Energy Carolinas may create or assume any other mortgage, lien, pledge, security interest or other encumbrance not excepted in the Senior Indenture without Duke Energy Carolinas equally and ratably securing the Senior Notes, if immediately after that creation or assumption, the principal amount of indebtedness for borrowed money of Duke Energy Carolinas that all such other mortgages, liens, pledges, security interests and other encumbrances secure does not exceed an amount equal to 10% of Duke Energy Carolinas’ common stockholders’ equity as shown on its consolidated balance sheet for the accounting period occurring immediately before the creation or assumption of that mortgage, lien, pledge, security interest or other encumbrance.

Defeasance and Covenant Defeasance

The Senior Indenture provides that Duke Energy Carolinas may be:

•	discharged from its obligations, with certain limited exceptions, with respect to any series of Senior Notes, as described in the Senior Indenture, such a discharge being called a “defeasance” in this prospectus; and

•	released from its obligations under certain restrictive covenants especially established with respect to any series of Senior Notes, including the covenant described under “Negative Pledge,” as described in the Senior Indenture, such a release being called a “covenant defeasance” in this prospectus.

Duke Energy Carolinas must satisfy certain conditions to effect a defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the Senior Indenture Trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on those Senior Notes on the maturity dates of those payments or upon redemption.

Following a defeasance, payment of the Senior Notes defeased may not be accelerated because of an event of default under the Senior Indenture. Following a covenant defeasance, the payment of Senior Notes may not be accelerated by reference to the covenants from which Duke Energy Carolinas has been released. A defeasance may occur after a covenant defeasance.

Under current United States federal income tax laws, a defeasance would be treated as an exchange of the relevant Senior Notes in which holders of those Senior Notes might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would thereafter be required to include in income might be different from that which would be includible in the absence of that defeasance. Duke Energy Carolinas urges investors to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

Under current United States federal income tax law, unless accompanied by other changes in the terms of the Senior Notes, a covenant defeasance should not be treated as a taxable exchange.

Concerning the Senior Indenture Trustee

The Bank of New York is the Senior Indenture Trustee and is also the trustee under Duke Energy Carolinas’ Subordinated Indenture and its affiliate, The Bank of New York Trust Company, N.A., is the trustee under Duke Energy Carolinas’ First and Refunding Mortgage. Duke Energy Carolinas and certain of its affiliates have banking relationships with The Bank of New York. The Bank of New York or its affiliate also serves as trustee or agent under other indentures and agreements pursuant to which securities of Duke Energy Carolinas and of certain of its affiliates are outstanding.

The Senior Indenture Trustee will perform only those duties that are specifically set forth in the Senior Indenture unless an event of default under the Senior Indenture occurs and is continuing. In case an event of default occurs and is continuing, the Senior Indenture Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs.

DESCRIPTION OF THE SUBORDINATED NOTES

Duke Energy Carolinas will issue the Subordinated Notes in one or more series under its Subordinated Indenture dated as of December 1, 1997, as supplemented from time to time. Unless otherwise specified, the trustee under the Subordinated Indenture will be The Bank of New York. The Subordinated Indenture is an exhibit to the registration statement, of which this prospectus is a part.

The Subordinated Notes are unsecured obligations of Duke Energy Carolinas and are junior in right of payment to “Senior Indebtedness” of Duke Energy Carolinas. You will find a description of the subordination provisions of the Subordinated Notes, including a description of Senior Indebtedness of Duke Energy Carolinas, under “Subordination.”

The following description of the Subordinated Notes is only a summary and is not intended to be comprehensive. For additional information you should refer to the Subordinated Indenture.

General

The Subordinated Indenture does not limit the amount of Subordinated Notes that Duke Energy Carolinas may issue under it. Duke Energy Carolinas may issue Subordinated Notes from time to time under the Subordinated Indenture in one or more series by entering into supplemental indentures or by its Board of Directors or a duly authorized committee authorizing the issuance.

The Subordinated Notes of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.

The Subordinated Indenture does not protect the holders of Subordinated Notes if Duke Energy Carolinas engages in a highly leveraged transaction.

Provisions Applicable to Particular Series

The prospectus supplement for a particular series of Subordinated Notes being offered will disclose the specific terms related to the offering, including the price or prices at which the Subordinated Notes to be offered will be issued. Those terms may include some or all of the following:

•	the title of the series;

•	the total principal amount of the Subordinated Notes of the series;

•	the date or dates on which principal is payable or the method for determining the date or dates, and any right that Duke Energy Carolinas has to change the date on which principal is payable;

•	the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

•	any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

•	whether Duke Energy Carolinas may extend the interest payment periods and, if so, the terms of the extension;

•	the place or places where payments will be made;

•	whether Duke Energy Carolinas has the option to redeem the Subordinated Notes and, if so, the terms of its redemption option;

•	any obligation that Duke Energy Carolinas has to redeem the Subordinated Notes through a sinking fund or to purchase the Subordinated Notes through a purchase fund or at the option of the holder;

•	whether the provisions described under “Defeasance and Covenant Defeasance” will not apply to the Subordinated Notes;

•	the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

•	if payments may be made, at Duke Energy Carolinas’ election or at the holder’s election, in a currency other than that in which the Subordinated Notes are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

•	the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

•	whether the Subordinated Notes will be issuable as global securities and, if so, the securities depositary;

•	any changes in the events of default or covenants with respect to the Subordinated Notes;

•	any index or formula used for determining principal, premium or interest;

•	if the principal payable on the maturity date will not be determinable on one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount or the manner of determining it;

•	the subordination of the Subordinated Notes to any other of Duke Energy Carolinas’ indebtedness, including other series of Subordinated Notes;

•	the date or dates after which holder may convert the Subordinated Notes into other securities of Duke Energy Carolinas and the terms for that conversion;

•	the date or dates upon which the Subordinated Notes will be mandatorily converted into other securities of Duke Energy Carolinas and the terms for that conversion;

•	the terms for the attachment to Subordinated Notes of rights to purchase or sell other securities of Duke Energy Carolinas; and

•	any other terms.

Unless Duke Energy Carolinas states otherwise in the applicable prospectus supplement, Duke Energy Carolinas will issue the Subordinated Notes only in fully registered form without coupons, and there will be no service charge for any registration of transfer or exchange of the Subordinated Notes. Duke Energy Carolinas may, however, require payment to cover any tax or other governmental charge payable in connection with any transfer or exchange. Subject to the terms of the Subordinated Indenture and the limitations applicable to global securities, transfers and exchanges of the Subordinated Notes may be made The Bank of New York, 101 Barclay Street, New York, New York 10286 or at any other office maintained by Duke Energy Carolinas for such purpose.

The Subordinated Notes will be issuable in denominations of $1,000 and any integral multiples of $1,000, unless Duke Energy Carolinas states otherwise in the applicable prospectus supplement.

Duke Energy Carolinas may offer and sell the Subordinated Notes, including original issue discount Subordinated Notes, at a substantial discount below their principal amount. The applicable prospectus supplement will describe special United States federal income tax and any other considerations applicable to those securities. In addition, the applicable prospectus supplement may describe certain special United States federal income tax or other considerations, if any, applicable to any Subordinated Notes that are denominated in a currency other than U.S. dollars.

Global Securities

Duke Energy Carolinas may issue some or all of the Subordinated Notes as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global certificates. Duke Energy Carolinas will register each global security with or on behalf of a securities depositary identified in the applicable prospectus supplement. Each global security will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.

As long as the securities depositary or its nominee is the registered holder of a global security representing Subordinated Notes, that person will be considered the sole owner and holder of the global security and the Subordinated Notes it represents for all purposes. Except in limited circumstances, owners of beneficial interests in a global security:

•	may not have the global security or any Subordinated Notes it represents registered in their names;

•	may not receive or be entitled to receive physical delivery of certificated Subordinated Notes in exchange for the global security; and

•	will not be considered the owners or holders of the global security or any Subordinated Notes it represents for any purposes under the Subordinated Notes or the Subordinated Indenture.

Duke Energy Carolinas will make all payments of principal and any premium and interest on a global security to the securities depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions having accounts with the securities depositary or its nominee, which are called “participants” in this discussion, and to persons that hold beneficial interests through participants. When a global security representing Subordinated Notes is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of Subordinated Notes the global security represents to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

•	the securities depositary, with respect to participants’ interests; and

•	any participant, with respect to interests the participant holds on behalf of other persons.

Payments participants make to owners of beneficial interests held through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the securities depositary’s or any participant’s records relating to beneficial interests in a global security representing Subordinated Notes, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:

•	Duke Energy Carolinas;

•	the Subordinated Indenture Trustee; or

•	any agent of either of them.

Redemption

Provisions relating to the redemption of Subordinated Notes will be set forth in the applicable prospectus supplement. Unless Duke Energy Carolinas states otherwise in the applicable prospectus supplement, Duke Energy Carolinas may redeem Subordinated Notes only upon notice mailed at least 30, but not more than 60 days before the date fixed for redemption.

Duke Energy Carolinas will not be required to:

•	issue, register the transfer of, or exchange any Subordinated Notes of a series during the period beginning 15 days before the date the notice is mailed identifying the Subordinated Notes of that series that have been selected for redemption; or

•	register the transfer of or exchange any Subordinated Note of that series selected for redemption except the unredeemed portion of a Subordinated Note being partially redeemed.

Consolidation, Merger, Conveyance or Transfer

The Subordinated Indenture provides that Duke Energy Carolinas may consolidate or merge with or into, or convey or transfer all or substantially all of its properties and assets to, another corporation or other entity. Any successor must, however, assume Duke Energy Carolinas’ obligations under the Subordinated Indenture and the Subordinated Notes and Duke Energy Carolinas must deliver to the Subordinated Indenture Trustee a statement by certain of its officers and an opinion of counsel that affirm compliance with all conditions in the Subordinated Indenture relating to the transaction. When those conditions are satisfied, the successor will succeed to and be substituted for Duke Energy Carolinas under the Subordinated Indenture, and Duke Energy Carolinas will be relieved of its obligations under the Subordinated Indenture and any Subordinated Notes.

Modification; Waiver

Duke Energy Carolinas may modify the Subordinated Indenture with the consent of the holders of a majority in principal amount of the outstanding Subordinated Notes of all series that are affected by the modification, voting as one class. The consent of the holder of each outstanding Subordinated Note affected is, however, required to:

•	change the maturity date of the principal or any installment of principal or interest on that Subordinated Note;

•	reduce the principal amount, the interest rate or any premium payable upon redemption on that Subordinated Note;

•	reduce the amount of principal due and payable upon acceleration of maturity;

•	change the currency of payment of principal, premium or interest on that Subordinated Note;

•	impair the right to institute suit to enforce any such payment on or after the maturity date or redemption date;

•	reduce the percentage in principal amount of Subordinated Notes of any series required to modify the Subordinated Indenture, waive compliance with certain restrictive provisions of the Subordinated Indenture or

•	waive certain defaults; or

•	with certain exceptions, modify the provisions of the Subordinated Indenture governing modifications of the Subordinated Indenture or governing waiver of covenants or past defaults.

In addition, Duke Energy Carolinas may modify the Subordinated Indenture for certain other purposes, without the consent of any holders of Subordinated Notes.

The holders of a majority in principal amount of the outstanding Subordinated Notes of any series may waive, for that series, Duke Energy Carolinas’ compliance with certain restrictive provisions of the

Subordinated Indenture. The holders of a majority in principal amount of the outstanding Subordinated Notes of all series under the Subordinated Indenture with respect to which a default has occurred and is continuing, voting as one class, may waive that default for all those series, except a default in the payment of principal or any premium or interest on any Subordinated Note or a default with respect to a covenant or provision which cannot be modified without the consent of the holder of each outstanding Subordinated Note of the series affected.

Duke Energy Carolinas may not amend the Subordinated Indenture to change the subordination of any outstanding Subordinated Notes without the consent of each holder of Senior Indebtedness that the amendment would adversely affect.

Events of Default

The following are events of default under the Subordinated Indenture with respect to any series of Subordinated Notes, unless Duke Energy Carolinas states otherwise in the applicable prospectus supplement:

•	failure to pay principal of or any premium on any Subordinated Note of that series when due;

•	failure to pay when due any interest on any Subordinated Note of that series that continues for 60 days; for this purpose, the date on which interest is due is the date on which Duke Energy Carolinas is required to make payment following any deferral of interest payments by it under the terms of Subordinated Notes that permit such deferrals;

•	failure to make any sinking fund payment when required for any Subordinated Note of that series that continues for 60 days;

•	failure to perform any covenant in the Subordinated Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for 90 days after the Subordinated Indenture Trustee or the holders of at least 33% of the outstanding Subordinated Notes of that series give Duke Energy Carolinas written notice of the default; and

•	certain bankruptcy, insolvency or reorganization events with respect to Duke Energy Carolinas.

In the case of the fourth event of default listed above, the Subordinated Indenture Trustee may extend the grace period. In addition, if holders of a particular series have given a notice of default, then holders of at least the same percentage of Subordinated Notes of that series, together with the Subordinated Indenture Trustee, may also extend the grace period. The grace period will be automatically extended if Duke Energy Carolinas has initiated and is diligently pursuing corrective action.

Duke Energy Carolinas may establish additional events of default for a particular series and, if established, any such events of default will be described in the applicable prospectus supplement.

If an event of default with respect to Subordinated Notes of a series occurs and is continuing, then the Subordinated Indenture Trustee or the holders of at least 33% in principal amount of the outstanding Subordinated Notes of that series may declare the principal amount of all Subordinated Notes of that series to be immediately due and payable. However, that event of default will be considered waived at any time after the declaration but before a judgment for payment of the money due has been obtained if:

•	Duke Energy Carolinas has paid or deposited with the Subordinated Indenture Trustee all overdue interest, the principal and any premium due otherwise than by the declaration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, in each case with respect to that series, and all amounts due to the Subordinated Indenture Trustee; and

•	all events of default with respect to that series, other than the nonpayment of the principal that became due solely by virtue of the declaration, have been cured or waived.

The Subordinated Indenture Trustee is under no obligation to exercise any of its rights or powers at the request or direction of any holders of Subordinated Notes unless those holders have offered the Subordinated Indenture Trustee security or indemnity against the costs, expenses and liabilities that it might incur as a result. The holders of a majority in principal amount of the outstanding Subordinated Notes of any series have, with certain exceptions, the right to direct the time, method and place of conducting any proceedings for any remedy available to the Subordinated Indenture Trustee or the exercise of any power of the Subordinated Indenture Trustee with respect to those Subordinated Notes. The Subordinated Indenture Trustee may withhold notice of any default, except a default in the payment of principal or interest, from the holders of any series if the Subordinated Indenture Trustee in good faith considers it in the interest of the holders to do so.

The holder of any Subordinated Note will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Subordinated Note on its maturity date or redemption date and to enforce those payments.

Duke Energy Carolinas is required to furnish each year to the Subordinated Indenture Trustee a statement by certain of its officers to the effect that it is not in default under the Subordinated Indenture or, if there has been a default, specifying the default and its status.

Payments; Paying Agent

The paying agent will pay the principal of any Subordinated Notes only if those Subordinated Notes are surrendered to it. The paying agent will pay interest on Subordinated Notes issued as global securities by wire transfer to the holder of those global securities. Unless Duke Energy Carolinas states otherwise in the applicable prospectus supplement, the paying agent will pay interest on Subordinated Notes that are not in global form at its office or, at Duke Energy Carolinas’ option:

•	by wire transfer to an account at a banking institution in the United States that is designated in writing to the Subordinated Indenture Trustee at least 16 days prior to the date of payment by the person entitled to that interest; or

•	by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Subordinated Notes.

Unless Duke Energy Carolinas states otherwise in the applicable prospectus supplement, the Subordinated Indenture Trustee will act as paying agent for that series of Subordinated Notes, and the principal corporate trust office of the Subordinated Indenture Trustee will be the office through which the paying agent acts. Duke Energy Carolinas may, however, change or add paying agents or approve a change in the office through which a paying agent acts.

Any money that Duke Energy Carolinas has paid to a paying agent for principal or interest on any Subordinated Notes that remains unclaimed at the end of two years after that principal or interest has become due will be repaid to Duke Energy Carolinas at its request. After repayment to Duke Energy Carolinas, holders should look only to Duke Energy Carolinas for those payments.

Defeasance and Covenant Defeasance

The Subordinated Indenture provides that Duke Energy Carolinas may be:

•	discharged from its obligations, with certain limited exceptions, with respect to any series of Subordinated Notes, as described in the Subordinated Indenture, such a discharge being called a “defeasance” in this prospectus; and

•	released from its obligations under certain restrictive covenants especially established with respect to a series of Subordinated Notes, as described in the Subordinated Indenture, such a release being called a “covenant defeasance” in this prospectus.

Duke Energy Carolinas must satisfy certain conditions to effect a defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the Subordinated Indenture Trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money to pay the principal and any premium and interest on those Subordinated Notes on the maturity dates of those payments or upon redemption. Following a defeasance, payment of the Subordinated Notes defeased may not be accelerated because of an event of default under the Subordinated Indenture.

Under current United States federal income tax laws, a defeasance would be treated as an exchange of the relevant Subordinated Notes in which holders of those Subordinated Notes might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would thereafter be required to include in income might be different from that which would be includible in the absence of that defeasance. Duke Energy Carolinas urges investors to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

Subordination

Each series of Subordinated Notes will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness as defined below. If:

•	Duke Energy Carolinas makes a payment or distribution of any of its assets to creditors upon its dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

•	a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness; or

•	the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness,

then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third instances, of all amounts due on the Senior Indebtedness, or Duke Energy Carolinas will make provision for those payments, before the holders of any Subordinated Notes have the right to receive any payments of principal or interest on their Subordinated Notes.

“Senior Indebtedness” means, with respect to any series of Subordinated Notes, the principal, premium, interest and any other payment in respect of any of the following:

•	all of Duke Energy Carolinas’ indebtedness that is evidenced by notes, debentures, bonds or other securities Duke Energy Carolinas sells for money or other obligations for money borrowed;

•	all indebtedness of others of the kinds described in the preceding category which Duke Energy Carolinas has assumed or guaranteed or which Duke Energy Carolinas has in effect guaranteed through an agreement to purchase, contingent or otherwise; and

•	all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding two categories.

Any such indebtedness, renewal, extension or refunding, however, will not be Senior Indebtedness if the instrument creating or evidencing it or the assumption or guarantee of it provides that it is not superior in right of payment to or is equal in right of payment with those Subordinated Notes. Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness.

Future series of Subordinated Notes that are not Subordinated Notes may rank senior to outstanding series of Subordinated Notes and would constitute Senior Indebtedness with respect to those series.

The Subordinated Indenture does not limit the amount of Senior Indebtedness that Duke Energy Carolinas may issue. As of March 31, 2007, Duke Energy Carolinas’ Senior Indebtedness totaled approximately $5.3 billion.

Concerning the Subordinated Indenture Trustee

The Bank of New York is the Subordinated Indenture Trustee and is also the Senior Indenture Trustee, and its affiliate, The Bank of New York Trust Company, N.A., is the trustee under Duke Energy Carolinas’

First and Refunding Mortgage. Duke Energy Carolinas and certain of its affiliates have banking relationships with The Bank of New York. The Bank of New York or its affiliate also serves as trustee or agent under other indentures and agreements pursuant to which securities of Duke Energy Carolinas and of certain of its affiliates are outstanding.

The Subordinated Indenture Trustee will perform only those duties that are specifically set forth in the Subordinated Indenture unless an event of default under the Subordinated Indenture occurs and is continuing. In case an event of default occurs and is continuing, the Subordinated Indenture Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs.

DESCRIPTION OF THE FIRST AND REFUNDING MORTGAGE BONDS

Duke Energy Carolinas will issue the First and Refunding Mortgage Bonds in one or more series under its First and Refunding Mortgage, dated as of December 1, 1927, to The Bank of New York Trust Company, N.A.,, as Trustee, as supplemented and amended from time to time. The First and Refunding Mortgage is sometimes called the “Mortgage” and the First and Refunding Mortgage Bonds are sometimes called the “Bonds” in this prospectus. The trustee under the Mortgage is sometimes called the “Bond Trustee” in this prospectus. The Mortgage is an exhibit to the registration statement, of which this prospectus is a part.

The following description of the Bonds is only a summary and is not intended to be comprehensive. For additional information you should refer to the Mortgage.

General

The amount of Bonds that Duke Energy Carolinas may issue under the Mortgage is unlimited. Duke Energy Carolinas’ Board of Directors will determine the terms of each series of Bonds, including denominations, maturity, interest rate and payment terms and whether the series will have redemption or sinking fund provisions or will be convertible into other securities of Duke Energy Carolinas. The Bonds may also be issued as part of the medium term note series established under the Mortgage.

Unless Duke Energy Carolinas states otherwise in the applicable prospectus supplement, Duke Energy Carolinas will issue the Bonds only in fully registered form without coupons and there will be no service charge for any transfers and exchanges of the Bonds. Duke Energy Carolinas may, however, require payment to cover any stamp tax or other governmental charge payable in connection with any transfer or exchange. Transfers and exchanges of the Bonds may be made at The Bank of New York Trust Company, N.A., 101 Barclay Street, New York, New York 10286 or at any other office maintained by Duke Energy Carolinas for such purpose.

The Bonds will be issuable in denominations of $1,000 and multiples of $1,000, unless Duke Energy Carolinas states otherwise in the applicable prospectus supplement. The Bonds will be exchangeable for an equivalent principal amount of Bonds of other authorized denominations of the same series.

The prospectus supplement for a particular series of Bonds will describe the maturity, interest rate and payment terms of those Bonds and any relevant redemption or sinking fund provisions.

Security

The Mortgage creates a continuing lien to secure the payment of principal and interest on the Bonds. All the Bonds are equally and ratably secured without preference, priority or distinction. With some exceptions, the lien of the Mortgage covers substantially all of Duke Energy Carolinas’ properties, real, personal and mixed, and Duke Energy Carolinas’ franchises, including properties acquired after the date of the Mortgage and the date hereof. Those exceptions include cash, accounts receivable, inventories of materials and supplies, merchandise held for sale, securities that Duke Energy Carolinas holds, after-acquired property not useful in Duke Energy Carolinas’ electric business, after-acquired franchises and after-acquired non-electric properties.

We have not made any appraisal of the value of the properties subject to the lien. The value of the properties in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. In the event of liquidation, if the proceeds were not sufficient to repay amounts under all of the Bonds then outstanding, then holders of the Bonds, to the extent not repaid from the proceeds of the sale of the collateral, would only have an unsecured claim against our remaining assets. As of June 30, 2007, we had total senior secured indebtedness of approximately $1.6 billion and total senior unsecured indebtedness of approximately $3.8 billion.

The lien of the Mortgage is subject to certain permitted liens and to liens that exist upon properties that Duke Energy Carolinas acquired after it entered into the Mortgage to the extent of the amounts of prior lien bonds secured by those properties (not, however, exceeding 75% of the cost or value of those properties) and additions to those properties. “Prior lien bonds” are bonds or other indebtedness that are secured at the time of acquisition by a lien upon property that Duke Energy Carolinas acquires after the date of the Mortgage that becomes subject to the lien of the Mortgage.

Issuance of Additional Bonds

If Duke Energy Carolinas satisfies the conditions in the Mortgage, the Bond Trustee may authenticate and deliver additional Bonds in an aggregate principal amount not exceeding:

•	the amount of cash that Duke Energy Carolinas has deposited with the Bond Trustee for that purpose;

•	the amount of previously authenticated and delivered Bonds or refundable prior lien bonds that have been or are to be retired which, with some exceptions, Duke Energy Carolinas has deposited with the Bond Trustee for that purpose; or

•	66 2/3% of the aggregate of the net amounts of additional property (electric) certified to the Bond Trustee after February 18, 1949.

The Bond Trustee may not authenticate and deliver any additional Bonds under the Mortgage, other than some types of refunding Bonds, unless Duke Energy Carolinas’ available net earnings for twelve consecutive calendar months within the immediately preceding fifteen calendar months have been at least twice the amount of the annual interest charges on all Bonds outstanding under the Mortgage, including the Bonds proposed to be issued, and on all outstanding prior lien bonds that the Bond Trustee does not hold under the Mortgage.

Duke Energy Carolinas may not apply to the Bond Trustee to authenticate and deliver any Bonds (1) in an aggregate principal amount exceeding $26,000,000 on the basis of additional property (electric) that Duke Energy Carolinas acquired or constructed prior to January 1, 1949 or (2) on the basis of Bonds or prior lien bonds paid, purchased or redeemed prior to February 1, 1949. Duke Energy Carolinas may not certify any additional property (electric) which is subject to the lien of any prior lien bonds for the purpose of establishing those prior lien bonds as refundable if the aggregate principal amount of those prior lien bonds exceeds 66 2/3% of the net amount of the additional property that is subject to the lien of such prior lien bonds.

Release Provisions

The Mortgage permits Duke Energy Carolinas to dispose of certain property and to take other actions without the Bond Trustee releasing that property. The Mortgage also permits the release of mortgaged property if Duke Energy Carolinas deposits cash or other consideration equal to the value of the mortgaged property to be released. In certain events and within certain limitations, the Bond Trustee is required to pay out cash that the Bond Trustee receives — other than for the Replacement Fund or as the basis for issuing Bonds — upon Duke Energy Carolinas’ application.

Duke Energy Carolinas may withdraw cash that it deposited with the Bond Trustee as the basis for issuing Bonds in an amount equal to the principal amount of any Bonds that it is entitled to have authenticated and delivered on the basis of additional property (electric), on the basis of Bonds previously authenticated and delivered or on the basis of refundable prior lien bonds.

Replacement Fund

The Mortgage requires Duke Energy Carolinas to deposit with the Bond Trustee annually, for the Replacement Fund established under the Mortgage, the sum of the “replacement requirements” for all years beginning with 1949 and ending with the last calendar year preceding the deposit date, less certain deductions. Those deductions are (1) the aggregate original cost of all fixed property (electric) retired during that time period, not exceeding the aggregate of the gross amounts of additional property (electric) that Duke Energy Carolinas acquired or constructed during the same period, and (2) the aggregate amount of cash that Duke Energy Carolinas deposited with the Bond Trustee up to that time, or that Duke Energy Carolinas would have been required to deposit except for permitted reductions, under the Replacement Fund.

The “replacement requirement” for any year is 2 1/2% of the average “amount of depreciable fixed property” (electric) owned by Duke Energy Carolinas at the beginning and end of that year, not exceeding, however, the amount Duke Energy Carolinas is permitted to charge as an operating expense for depreciation or retirement by any governmental authority, or the amount deductible as depreciation or similar expense for federal income tax purposes. The “amount of depreciable fixed property” (electric) is the amount by which the sum of $192,913,385 plus the aggregate gross amount of all depreciable additional property (electric) that Duke Energy Carolinas acquired or constructed from January 1, 1949 to the date as of which such amount is determined exceeds the original cost of all of Duke Energy Carolinas’ depreciable fixed property (electric) retired during that period or released from the lien of the Mortgage.

Duke Energy Carolinas may reduce the amount of cash at any time required to be deposited in the Replacement Fund and may withdraw any cash that it previously deposited that is held in the Replacement Fund:

•	in an amount equal to 150% of the principal amount of Bonds previously authenticated and delivered under the Mortgage, or refundable prior lien bonds, deposited with the Bond Trustee and on the basis of which Duke Energy Carolinas would otherwise have been entitled to have additional Bonds authenticated and delivered; and

•	in an amount equal to 150% of the principal amount of Bonds which Duke Energy Carolinas would otherwise be entitled to have authenticated and delivered on the basis of additional property (electric).

Upon Duke Energy Carolinas’ application, the Bond Trustee will apply cash that Duke Energy Carolinas deposited in the Replacement Fund and has not previously withdrawn to the payment, purchase or redemption of Bonds issued under the Mortgage or to the purchase of refundable prior lien bonds.

Duke Energy Carolinas has never deposited any cash with the Bond Trustee for the Replacement Fund. If Duke Energy Carolinas deposits any cash in the future, it has agreed not to apply that cash to the redemption of the Bonds as long as any Bonds then outstanding remain outstanding.

Amendments of the Mortgage

Duke Energy Carolinas may amend the Mortgage with the consent of the holders of 662/3% in principal amount of the Bonds, except that no such amendment may:

•	affect the terms of payment of principal at maturity or of interest or premium on any Bond;

•	affect the rights of Bondholders to sue to enforce any such payment at maturity; or

•	reduce the percentage of Bonds required to consent to an amendment.

No amendment may affect the rights under the Mortgage of the holders of less than all of the series of Bonds outstanding unless the holders of 66 2/3% in principal amount of the Bonds of each series affected consent to the amendment.

The covenants included in the supplemental indenture for any series of Bonds to be issued will be solely for the benefit of the holders of those Bonds. Duke Energy Carolinas may modify any such covenant only with the consent of the holders of 66 2/3% in principal amount of those Bonds outstanding, without the consent of Bondholders of any other series.

Events of Default

The Bond Trustee may, and at the written request of the holders of a majority in principal amount of the outstanding Bonds will, declare the principal of all outstanding Bonds due when any event of default under the Mortgage occurs. The holders of a majority in principal amount of the outstanding Bonds may, however, waive the default and rescind the declaration if Duke Energy Carolinas cures the default.

Events of default under the Mortgage include:

•	default in the payment of principal;

•	default for 60 days in the payment of interest;

•	default in the performance of any other covenant in the Mortgage continuing for 60 days after the Bond Trustee or the holders of not less than 10% in principal amount of the Bonds then outstanding give notice of the default;

•	Duke Energy Carolinas is adjudicated insolvent or bankrupt by decree of a court or a receiver is appointed of all or any substantial part of the mortgaged property in an insolvency or bankruptcy proceeding and the order or decree remains unstayed and in effect for 60 days; and

•	Duke Energy Carolinas files a petition in voluntary bankruptcy, makes an assignment for the benefit of creditors or consents to the appointment of a receiver of all or any substantial part of the mortgaged property or to any adjudication of insolvency or bankruptcy.

Duke Energy Carolinas provides a statement by its officers each year to the Bond Trustee stating whether it has complied with the covenants of the Mortgage.

Concerning the Bond Trustee

The Bank of New York Trust Company, N.A., is the Bond Trustee and its affiliate, The Bank of New York, is the Senior Indenture Trustee and the Subordinated Indenture Trustee. Duke Energy Carolinas and some of its affiliates have banking relationships with The Bank of New York. The Bank of New York or its affiliate also serves as trustee or agent under other indentures and agreements pursuant to which securities of Duke Energy Carolinas and of some of its affiliates are outstanding.

The Bond Trustee is under no obligation to exercise any of its powers at the request of any of the holders of the Bonds unless those Bondholders have offered to the Bond Trustee security or indemnity satisfactory to it against the cost, expenses and liabilities it might incur as a result. The holders of a majority in principal amount of the Bonds outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Bond Trustee, or the exercise of any trust or power of the Bond Trustee. The Bond Trustee will not be liable for any action that it takes or omits to take in good faith in accordance with any such direction.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The prospectus supplement relating to the securities being offered will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only those underwriters identified in the prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. We may sell securities through forward contracts or similar arrangements. In connection with the sale of securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We may sell the securities directly or through agents we designate from time to time. Any agent involved in the offer or sale of the securities covered by this prospectus will be named in a prospectus supplement relating to such securities. Commissions payable by us to agents will be set forth in a prospectus supplement relating to the securities being offered. Unless otherwise indicated in a prospectus supplement, any such agents will be acting on a best-efforts basis for the period of their appointment.

Some of the underwriters, dealers or agents and some of their affiliates who participate in the securities distribution may engage in other transactions with, and perform other services for, us and our subsidiaries or affiliates in the ordinary course of business.

Any underwriting or other compensation which we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters, and their controlling persons, and agents may be entitled, under agreements we enter into with them, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933.

EXPERTS

The consolidated financial statements and the related financial statement schedule of Duke Energy Carolinas, LLC incorporated in this prospectus by reference from Duke Energy Carolinas’ Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the April 3, 2006 conversion to a limited liability company and the transfer of a subsidiary to its parent), which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements and the related financial statement schedule of DCP Midstream, LLC as of and for the years ended December 31, 2006 and 2005, incorporated in this prospectus by reference from Duke Energy Carolinas’ Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of TEPPCO Partners, L.P. as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report dated February 28, 2006, except for the effects of discontinued operations, as discussed in Note 5, which is as of June 1, 2006, contains a separate paragraph that states that as discussed in Note 20 to the consolidated financial statements, TEPPCO Partners, L.P. has restated its consolidated balance sheet as of December 31,

2004, and the related consolidated statements of income, partners’ capital and comprehensive income, and cash flows for the years ended December 31, 2004 and 2003.

VALIDITY OF THE SECURITIES

Robert T. Lucas III, Esq., who is our Associate General Counsel and Assistant Secretary, and/or counsel named in the applicable prospectus supplement, will issue an opinion about the validity of the securities we are offering in the applicable prospectus supplement. Counsel named in the applicable prospectus supplement will pass upon certain legal matters on behalf of any underwriters.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file annual, quarterly and current reports and other information with the Securities and Exchange Commission, or the SEC. Such reports and other information can be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington, D.C. address. Please call the SEC at 1-800-SEC-0330 for further information. Our filings are also available to the public through Duke Energy’s web site at http://www.duke-energy.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. The information on our website is not a part of this prospectus. Our filings are also available to the public through the SEC web site at http://www.sec.gov .

Additional information about Duke Energy Carolinas is also available at http://www.duke-energy.com. Such web site is not a part of this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents incorporated in the prospectus at the time the registration statement became effective and all later documents filed with the SEC, in all cases as updated and superseded by later filings with the SEC. Duke Energy incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering is completed.

•	Annual Report on Form 10-K for the year ended December 31, 2006;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2007, and June 30, 2007; and

•	Current reports on Form 8-K filed March 12, 2007; May 31, 2007; June 5, 2007; June 6, 2007; July 5, 2007; and July 18, 2007.

We will provide without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus. You may request a copy by writing us at the following address or telephoning one of the following numbers:

Investor Relations Department
P.O. Box 1005
Charlotte, North Carolina 28201
(704) 382-3853 or (800) 488-3853 (toll-free)

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities described in this prospectus in any state where the offer or sale is not permitted. You should assume that the information contained in the prospectus is accurate only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

DUKE ENERGY CAROLINAS, LLC
SENIOR NOTES
SUBORDINATED NOTES
FIRST AND REFUNDING MORTGAGE BONDS

PROSPECTUS

Prospectus

Duke Energy Indiana, Inc.

Unsecured Debt Securities
First Mortgage Bonds

From time to time, we may offer the securities described in the prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

We will provide specific terms of these offerings and securities in supplements to this prospectus. You should read carefully this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Investing in our securities involves risks. You should carefully consider the information in the section entitled “Risk Factors” contained in our periodic reports filed with the Securities and Exchange Commission and incorporated by reference into this prospectus before you invest in any of our securities.

We may offer and sell the securities directly, through agents we select from time to time or to or through underwriters or dealers we select. If we use any agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 3, 2007.

REFERENCES TO ADDITIONAL INFORMATION

This prospectus incorporates important business and financial information about us from other documents that are not included in or delivered with this prospectus. This information is available for you to review at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, DC 20549, and through the SEC’s website, www.sec.gov. You can also obtain those documents incorporated by reference in this prospectus by requesting them in writing or by telephone from the company at the following address and telephone number:

Duke Energy Indiana, Inc.
526 South Church Street
Charlotte, North Carolina 28202
(800) 488-3853
Attention: Investor Relations
www.duke-energy.com/investors

See “Where You Can Find More Information” beginning on page 12.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Duke Energy Indiana filed with the SEC utilizing a “shelf” registration process. Under the shelf registration process, we are registering an unspecified amount of unsecured debt securities and First Mortgage Bonds, and may issue any of such securities in one or more offerings.

This prospectus provides general descriptions of the securities we may offer. Each time securities are sold, a prospectus supplement will provide specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described under the caption “Where You Can Find More Information.”

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to “Duke Energy Indiana,” “we,” “us” and “our” or similar terms are to Duke Energy Indiana, Inc. and its subsidiaries.

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FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to us. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words “may,” “will,” “could,” projects,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, those discussed elsewhere in this prospectus and the documents incorporated by reference in this prospectus. You should not put undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we distribute this prospectus.

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THE COMPANY

Duke Energy Indiana, Inc. is an Indiana corporation and is an indirect wholly-owned subsidiary of Duke Energy Corporation. Duke Energy Indiana is a vertically integrated and regulated electric utility that provides service in north central, central, and southern Indiana. The area we serve includes the cities of Bloomington, Carmel, Columbus, Kokomo, Lafayette, New Albany and Terre Haute.

Our principal executive offices are located at 1000 East Main Street, Plainfield, Indiana 46168. Our telephone number is (513) 421-9500.

RISK FACTORS

Investing in our securities involves risks. Before purchasing any securities we offer, you should carefully consider the risk factors that are incorporated by reference herein from the section captioned “Risk Factors” in our Form 10-K report for the year ended December 31, 2006, together with all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including filings made with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows.

USE OF PROCEEDS

Unless stated otherwise in the applicable prospectus supplement, Duke Energy Indiana intends to use the net proceeds from the sale of any offered securities:

•	to redeem or purchase from time to time presently outstanding securities when it anticipates those transactions will result in an overall cost savings;

•	to repay maturing securities;

•	to finance its ongoing construction program; or

•	for general corporate purposes.

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RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges is calculated using the Securities and Exchange Commission guidelines.

	Period
	Ended
	June 30,	Year Ended December 31,
	2007	2006	2005	2004	2003	2002
	(Dollars in millions)

Earnings as defined for fixed charges calculation
Add:
Pretax income	$186	$200	$325	$277	$234	$329
Fixed charges	70	145	126	103	97	89
Deduct:
Interest capitalized(a)	6	16	8	2	5	9

Total earnings (as defined for the Fixed Charges calculation)	$250	$329	$443	$378	$326	$409

Fixed charges:
Interest on debt, including capitalized portions	$65	$138	$118	$93	$88	$82
Estimate of interest within rental expense	5	7	8	10	9	7

Total fixed charges	$70	$145	$126	$103	$97	$89

Ratio of earnings to fixed charges	3.6	2.3	3.5	3.7	3.4	4.6

(a)	Excludes equity costs related to Allowance for Funds Used During Construction that are included in Other Income and Expenses in the Consolidated Statements of Operations.

DESCRIPTION OF THE UNSECURED DEBT SECURITIES

We may issue from time to time one or more series of senior unsecured debt securities or junior subordinated unsecured debt securities under a Debenture Indenture, dated November 15, 1996, between us and The Bank of New York Trust Company, N.A. (successor to Fifth Third Bank), as debenture trustee. When we offer to sell any unsecured debt securities, we will provide information about these unsecured debt securities in a prospectus supplement.

We have summarized certain terms and provisions of the Debenture Indenture. The summary is not complete. The Debenture Indenture is an exhibit to the registration statement of which this prospectus forms a part. You should read the Debenture Indenture for the provisions that may be important to you. Terms used in this summary have the meanings specified in the Debenture Indenture. The Debenture Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

General

The Debenture Indenture allows us to issue unsecured debt securities in an unlimited amount from time to time. The relevant prospectus supplement will describe the terms of any unsecured debt securities being offered, including:

•	the title of the unsecured debt securities;

•	any limit on the aggregate principal amount of the unsecured debt securities;

•	the date or dates on which the principal of any of the unsecured debt securities will be payable;

•	the rate or rates at which any of the unsecured debt securities will bear interest, if any;

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•	the date from which interest, if any, on the unsecured debt securities will accrue, the dates on which interest, if any, will be payable, the date on which payment of interest, if any, will commence, and the record dates for any interest payments;

•	the right, if any, to extend interest payment periods and the duration of any extension;

•	any redemption, repayment or sinking fund provisions;

•	the place or places where the principal of and any premium and interest on any of the unsecured debt securities will be payable;

•	the denominations in which the unsecured debt securities will be issuable;

•	the index, if any, with reference to which the amount of principal of or any premium or interest on the unsecured debt securities will be determined;

•	any addition to or change in the events of default applicable to any of the unsecured debt securities and any change in the right of the debenture trustee or the holders to declare the principal amount of any of the unsecured debt securities due and payable;

•	any addition to or change in the covenants in the Debenture Indenture;

•	whether such unsecured debt securities are convertible into other securities and the terms thereof;

•	the applicability of or any change in the subordination provisions of the Debenture Indenture for a series of unsecured debt securities; and

•	any other terms of the unsecured debt securities not inconsistent with the provisions of the Debenture Indenture.

Subordination of Certain Unsecured Debt Securities

The Debenture Indenture provides that one or more series of unsecured debt securities may be subordinate and subject in right of payment to the prior payment in full of all senior debt of the Company.

No payment of principal of (including redemption and sinking fund payments), premium, if any, or interest on, the junior subordinated unsecured debt securities may be made if any senior debt is not paid when due, if any default has not been cured or waived, or if the maturity of any senior debt has been accelerated because of a default. Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all senior debt must be paid in full before the holders of the junior subordinated unsecured debt securities are entitled to receive or retain any payment. The rights of the holders of the junior subordinated unsecured debt securities will be subordinated to the rights of the holders of senior debt to receive payments or distributions applicable to senior debt.

In this prospectus, we use the term “senior debt” to mean the principal of, premium, if any, interest on and any other payment due pursuant to any of the following, whether currently outstanding or later incurred, created or assumed:

(a) all indebtedness of the Company evidenced by notes, debentures, bonds, or other securities sold by the Company for money, excluding junior subordinated unsecured debt securities, but including all first mortgage bonds of the Company outstanding from time to time;

(b) all indebtedness of others of the kinds described in the preceding clause (a) assumed by or guaranteed in any manner by the Company; and

(c) all renewals, extensions, or refundings of indebtedness of the kinds described in either of the preceding clauses (a) and (b);

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unless the instrument creating, evidencing, or assuming or guaranteeing any particular indebtedness, renewal, extension or refunding expressly provides that the indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with the junior subordinated unsecured debt securities.

The Debenture Indenture does not limit the aggregate amount of senior debt that the Company may issue.

Exchange, Register and Transfer

The unsecured debt securities of each series will be issuable only in fully registered form without coupons.

The unsecured debt securities may be presented for exchange or registration of transfer in the manner, at the places and subject to the restrictions set forth in the unsecured debt securities and the relevant prospectus supplement. Subject to the limitations noted in the Debenture Indenture, you will not have to pay for these services, except for any taxes or other governmental charges associated with these services.

Global Securities

We may issue registered unsecured debt securities of a series in the form of one or more fully registered global unsecured debt securities (each a “global security”) that we will register in the name of, and deposit with, a depositary (or a nominee of a depositary) identified in the prospectus supplement relating to the series. Each global security will set forth the aggregate principal amount of the series of unsecured debt securities that it represents. The depositary (or its nominee) will not transfer any global security unless and until it is exchanged in whole or in part for unsecured debt securities in definitive registered form, except that:

•	the depositary may transfer the whole global security to a nominee;

•	the depositary’s nominee may transfer the whole global security to the depositary;

•	the depositary’s nominee may transfer the whole global security to another nominee of the depositary; and

•	the depositary (or its nominee) may transfer the whole global security to its (or its nominee’s) successor.

A global security may not be exchanged for unsecured debt securities in definitive registered form, and no transfer of a global security may be registered in the name of any person other than the depositary (or its nominee), unless:

•	the depositary has notified the Company that it is unwilling or unable to continue as depositary for the global security or has ceased to be qualified to act as depositary as required by the Debenture Indenture;

•	an event of default has occurred and is continuing with respect to the global security; or

•	circumstances exist, if any, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

Any unsecured debt securities issued in definitive form in exchange for a global security will be registered in such name or names as the depositary gives to the debenture trustee. We expect that these instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security.

Depositary Arrangements

We will describe the specific terms of the depositary arrangements with respect to any portion of a series of unsecured debt securities to be represented by a global security in the prospectus supplement relating to the series. We anticipate that the following provisions will apply to all depositary arrangements.

Generally, ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for the global security (“participants”) or persons that may hold interests through

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participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with their respective principal amounts of the unsecured debt securities represented by the global security.

Any dealers, underwriters or agents participating in the distribution of the unsecured debt securities will designate the accounts to credit. For participants, the depositary will maintain the only record of their ownership of a beneficial interest in the global security and they will only be able to transfer those interests through the depositary’s records. For people who hold through a participant, the relevant participant will maintain the records of beneficial ownership and transfer. The laws of some states may require that certain purchasers of such securities take physical delivery of securities in definitive form. These laws may impair their ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary (or its nominee) is the record owner of a global security, it (or its nominee) will be considered the sole owner or holder of the unsecured debt securities represented by the global security for all purposes under the Debenture Indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the unsecured debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the unsecured debt securities in definitive form and will not be considered the owners or holders under the Debenture Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if the person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the Debenture Indenture. We understand that under existing industry practices, if we request any action of holders or if any owner of a beneficial interest in a global security desires to give or take any action allowed under the Debenture Indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants would authorize beneficial owners owning through such participants to give or take the action or would otherwise act upon the instruction of beneficial owners holding through them.

Interest and Premium

Payments of principal, premium, if any, and any interest on unsecured debt securities represented by a global security registered in the name of a depositary (or its nominee) will be made to the depositary (or its nominee) as the registered owner of the global security. We and our agents will have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests, and neither will the debenture trustee and its agents.

We expect that the depositary for any unsecured debt securities represented by a global security, upon receipt of any payment of principal, premium, if any, or any interest in respect of the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in the global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with securities registered in “street name,” and will be the responsibility of each participant.

Withdrawal of Depositary

If the depositary for any unsecured debt securities represented by a global security notifies us that it is unwilling or unable to continue as depositary or ceases to be eligible under applicable law, and a successor depositary is not appointed within 90 days, unsecured debt securities in definitive form will be issued in exchange for the relevant global security. In addition, we may at any time and in our sole discretion determine not to have any of the unsecured debt securities of a series represented by one or more global securities and, in such event, unsecured debt securities of the series in definitive form will be issued in exchange for all of the global security or global securities representing the unsecured debt securities. Any unsecured debt securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the debenture trustee. We expect that the instructions will be based upon directions

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received by the depositary from participants with respect to ownership of beneficial interests in the global security.

Payment and Paying Agents

Unless the applicable prospectus supplement indicates otherwise, payment of interest on an unsecured debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date for the interest payment.

Unless the applicable prospectus supplement indicates otherwise, principal of and any premium and interest on the unsecured debt securities will be payable at the office of the paying agent designated by us. However, we may elect to pay interest by check mailed to the address of the person entitled to the payment at the address appearing in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the debenture trustee in the City of Cincinnati will be designated as our sole paying agent for payments with respect to unsecured debt securities of each series. Any other paying agents initially designated by us for the unsecured debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the unsecured debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal of or any premium or interest on any unsecured debt security which remain unclaimed at the end of 18 months after the principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment.

Consolidation, Merger, and Sale of Assets

The Debenture Indenture does not contain any provision that restricts our ability to merge or consolidate with or into any other entity, sell or convey all or substantially all of our assets to any person or entity or otherwise engage in restructuring transactions, provided that the successor entity assumes due and punctual payment of the principal, premium, if any, and interest on the unsecured debt securities.

Events of Default

Each of the following is defined as an event of default under the Debenture Indenture with respect to unsecured debt securities of any series:

•	failure to pay principal of or any premium on any debt security of that series when due;

•	failure to pay any interest on any debt security of that series when due, continued for 30 days;

•	failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

•	failure to perform any other of our covenants in the Debenture Indenture (other than a covenant included in the Debenture Indenture solely for the benefit of a series other than that series), continuing for 90 days after written notice has been given by the debenture trustee, or the holders of at least 35% in aggregate principal amount of the outstanding debt securities of that series, as provided in the Debenture Indenture;

•	certain events of bankruptcy, insolvency or reorganization; and

•	any other event of default provided in a supplemental indenture under which the debt securities are issued.

If an event of default (other than a bankruptcy, insolvency or reorganization event of default) with respect to the outstanding unsecured debt securities of any series occurs and is continuing, either the debenture trustee or the holders of at least 35% in aggregate principal amount of the outstanding unsecured debt securities of that series by notice as provided in the Debenture Indenture may declare the principal amount of the unsecured

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debt securities of that series to be due and payable immediately. If a bankruptcy, insolvency or reorganization event of default with respect to the outstanding unsecured debt securities of any series occurs, the principal amount of all the unsecured debt securities of that series will automatically, and without any action by the debenture trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding unsecured debt securities of that series may, under certain circumstances, rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Debenture Indenture. For information as to waiver of defaults, see “Modification and Waiver.”

Subject to the provisions of the Debenture Indenture relating to the duties of the debenture trustee, if an event of default occurs, the debenture trustee will be under no obligation to exercise any of its rights or powers under the Debenture Indenture at the request or direction of any of the holders, unless the holders shall have offered to the debenture trustee reasonably satisfactory indemnity. Subject to these provisions for the indemnification of the debenture trustee, the holders of a majority in aggregate principal amount of the outstanding unsecured debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the unsecured debt securities of that series.

No holder of an unsecured debt security of any series will have any right to institute any proceeding with respect to the Debenture Indenture, or for the appointment of a receiver or a debenture trustee, or for any other remedy thereunder, unless:

(a) the holder has previously given to the debenture trustee written notice of a continuing event of default with respect to the unsecured debt securities of that series;

(b) the holders of at least 35% in aggregate principal amount of the outstanding unsecured debt securities of that series have made written request, and have offered reasonably satisfactory indemnity, to the debenture trustee to institute a proceeding as trustee; and

(c) the debenture trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding unsecured debt securities of that series a direction inconsistent with such request, within 60 days after receipt by the debenture trustee of the initial notice, written request and offer of indemnity. However, these limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on the debt security on or after the applicable due date specified in the debt security.

We will be required to furnish to the debenture trustee annually a statement by certain of our officers as to whether or not we, to our knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the Debenture Indenture and, if so, specifying all known defaults.

Modification and Waiver

Modifications and amendments of the Debenture Indenture may be made by us and the debenture trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding unsecured debt securities of each series affected by the modification or amendment; provided, however, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, or any premium or interest on, any debt security;

•	reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

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•	affect the applicability of the subordination provisions to any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage in aggregate principal amount of outstanding unsecured debt securities of any series, the consent of whose holders is required for modification or amendment of the Debenture Indenture;

•	reduce the percentage in aggregate principal amount of outstanding unsecured debt securities of any series necessary for waiver of compliance with certain provisions of the Debenture Indenture or for waiver of certain defaults; or

•	modify the provisions relating to modification and waiver.

The holders of not less than a majority in aggregate principal amount of the outstanding unsecured debt securities of any series may waive, with respect to that series, our compliance with certain restrictive provisions of the Debenture Indenture. The holders of a majority in aggregate principal amount of the outstanding unsecured debt securities of any series may waive, with respect to that series, any past default under the Debenture Indenture, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the Debenture Indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected.

Generally, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding unsecured debt securities of any series entitled to give or take any direction, notice, consent, waiver, or other action under the Debenture Indenture, in the manner and subject to the limitations provided in the Debenture Indenture. In certain limited circumstances, the debenture trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding unsecured debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite aggregate principal amount of unsecured debt securities within 180 days following the record date, or such other shorter period as we (or the debenture trustee, if it sets the record date) may specify.

Defeasance and Covenant Defeasance

Under the Debenture Indenture, we may elect to have the provisions of the Debenture Indenture relating to defeasance and discharge of indebtedness, or the provisions relating to defeasance of certain restrictive covenants, applied with respect to the unsecured debt securities of any series.

Defeasance and Discharge.

If we elect to have the provisions of the Debenture Indenture relating to defeasance and discharge of indebtedness applied to any unsecured debt securities, we will be discharged from all our obligations with respect to those unsecured debt securities (except for certain obligations to exchange or register the transfer of unsecured debt securities, to replace stolen, lost or mutilated unsecured debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such unsecured debt securities of money or U.S. Government Obligations, or both, which will provide money sufficient to pay the principal of and any premium and interest on the unsecured debt securities as they become due. This defeasance or discharge may occur only if, among other things, we have delivered to the debenture trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the unsecured debt securities will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance, and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge did not occur.

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Defeasance of Certain Covenants.

If we elect to have the provisions of the Debenture Indenture relating to defeasance of certain covenants applied to any unsecured debt securities, we may omit to comply with certain restrictive covenants that may be described in any applicable prospectus supplement, and the occurrence of certain events of default with respect to those restrictive covenants will no longer be applicable to those unsecured debt securities. In order to exercise this option, we will be required to deposit, in trust for the benefit of the holders of the unsecured debt securities, money or U.S. Government Obligations, or both, which will provide money sufficient to pay the principal of and any premium and interest on the unsecured debt securities as they become due. We will also be required, among other things, to deliver to the debenture trustee an opinion of counsel to the effect that holders of such unsecured debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance did not occur. If we were to exercise this option with respect to any unsecured debt securities and those unsecured debt securities subsequently were declared due and payable because of the occurrence of any event of default, the amount of money and U.S. Government Obligations deposited in trust would be sufficient to pay amounts due on the unsecured debt securities at the time of their respective stated maturities but might not be sufficient to pay the amounts due upon acceleration resulting from the event of default. In that case, we would remain liable for those payments.

Title

The Company and the debenture trustee, and any agent of the Company or the debenture trustee, may treat the person in whose name an unsecured debt security is registered as the absolute owner thereof (whether or not the debt security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The Debenture Indenture and the unsecured debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Debenture Trustee

The Bank of New York Trust Company, N.A. (successor to Fifth Third Bank) will be the debenture trustee under the Debenture Indenture. The Bank of New York Trust Company, N.A., or its affiliate, The Bank of New York also acts as the trustee for certain debt securities of our affiliates. The Bank of New York makes loans to, and performs other financial services for, us and our affiliates in the normal course of business.

DESCRIPTION OF THE FIRST MORTGAGE BONDS

We may issue from time to time one or more series of first mortgage bonds under a first mortgage indenture dated September 1, 1939, between us and LaSalle Bank National Association, as first mortgage trustee, as supplemented to date (the “Mortgage”) and as proposed to be supplemented by one or more supplemental indentures. When we offer to sell a particular series of first mortgage bonds, we will describe the specific terms of these first mortgage bonds in a prospectus supplement.

We have summarized certain terms and provisions of the Mortgage. The summary is not complete. The Mortgage is an exhibit to the registration statement of which this prospectus forms a part. You should read the Mortgage for the provisions that may be important to you. Terms used in this summary have the meanings specified in the Mortgage. The Mortgage is subject to and governed by the Trust Indenture Act of 1939, as amended.

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General

The relevant prospectus supplement will describe the terms of any series of first mortgage bonds being offered pursuant to this prospectus, including:

•	the aggregate principal amount of the first mortgage bonds;

•	the date or dates on which the first mortgage bonds mature;

•	the rate or rates per annum at which the first mortgage bonds will bear interest;

•	the dates on which interest will be payable;

•	the redemption terms of the first mortgage bonds;

•	the office or agency where the principal of and any premium and interest on the first mortgage bonds will be payable, and each office or agency where the first mortgage bonds may be presented for registration of transfer or exchange; and

•	any other terms of the first mortgage bonds not inconsistent with the provisions of the Mortgage.

Interest will be paid to registered holders of record on the applicable record date as established in the supplemental indenture relating to the first mortgage bonds. Unless otherwise specified in the prospectus supplement, the first mortgage bonds will be issued only in fully registered form in denominations of $1,000 and integral multiples thereof. The first mortgage bonds may be exchanged without charge for first mortgage bonds of other denominations, unless otherwise specified in the relevant prospectus supplement.

The first mortgage bonds are not entitled to the benefits of an improvement and sinking fund.

Maintenance and Renewal

The first mortgage bonds are not entitled to the benefits of a maintenance and renewal fund. However, with respect to all series of first mortgage bonds issued prior to Series BBB, the following provisions of the Mortgage will apply:

During each calendar year, so long as any bonds are outstanding thereunder, we must expend sums equal to the greater of (a) 15% of our gross operating revenues (which, as defined in the Mortgage, excludes revenues received after January 1, 1976 which are attributable to increases in the unit cost of fuel over the average unit cost of fuel used in 1975) for such calendar year or (b) 2.25% of our depreciable property on January 1 of such year for (i) the maintenance and repair of the mortgaged properties, (ii) the construction or acquisition of bondable property, or (iii) the retirement of bonds issued under the Mortgage. We must deposit annually with the first mortgage trustee cash to the extent that such aggregate amount is not so expended, less any credits for excess expenditures for such purposes in prior years. Any cash so deposited may be withdrawn by us or applied by the first mortgage trustee as provided in the Mortgage (including the redemption at the optional redemption price of bonds which are then redeemable at our option). Excess expenditures may be used to comply with the requirements of any subsequent year or years, and gross expenditures (as defined and limited in the Mortgage) for bondable property may be certified to comply with the provisions of clause (ii) above. Expenditures so used, and bonds retired through expenditures so used, cannot be used for other purposes under the Mortgage; and expenditures used or bonds retired for other purposes under the Mortgage cannot be used for the purpose of complying with said maintenance and renewal provisions. The Mortgage does not require that any notice be given to bondholders in connection with these maintenance and renewal requirements, unless and until an event of default under the Mortgage occurs by reason of our failure to meet the requirements. The maintenance and renewal provisions of the Mortgage do not require the retirement annually of any specific amount of outstanding first mortgage bonds.

We will maintain the mortgaged properties in good repair and working order.

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Security

The first mortgage bonds will rank pari passu, except as to any sinking fund, maintenance and renewal fund or similar fund provided for in any outstanding series of bonds, with all bonds now or subsequently issued and outstanding under the Mortgage. The Mortgage constitutes a first mortgage lien, subject only to permitted liens (as defined in the Mortgage), on all or substantially all of our permanent fixed properties.

Issue of Additional First Mortgage Bonds

Additional new series of first mortgage bonds, without limitation as to aggregate principal amount, may be issued under, and in accordance with the terms of, the Mortgage from time to time on any one or more of the following bases:

1. For or on account of the “retirement” of an equal principal amount of first mortgage bonds of any one or more other series previously authenticated under the Mortgage; but we have covenanted that, so long as any first mortgage bonds issued under the Mortgage remain outstanding, first mortgage bonds issued for or on account of such “retirement” will be issued only in respect of first mortgage bonds issued after August 31, 1945.

2. In principal amount not greater than 60% of “net expenditures” made by the Company after September 26, 1945 for the construction or acquisition of “bondable property” (which includes construction work in progress to the extent actually constructed or erected) which has become subject to the lien of the Mortgage and is not subject to any lien or mortgage equal or prior in lien or mortgage securing obligations for the payment or redemption of which the necessary funds shall have been deposited irrevocably in trust with instructions to apply such funds to the payment or redemption of such obligations.

3. In an aggregate principal amount equal to the amount of cash deposited with the first mortgage trustee under the Mortgage, which “deposited cash” may be applied to the redemption or purchase of first mortgage bonds of any series issued under the Mortgage or may be withdrawn by us to an amount equal to the principal amounts of any first mortgage bonds which could be authenticated for the purposes and under the conditions stated in 1 and 2 above.

No additional first mortgage bonds may be authenticated for or on account of “net expenditures” for “bondable property” or for “deposited cash,” and no additional first mortgage bonds bearing a higher rate of interest than the first mortgage bonds for or on account of the “retirement” of which they are issued may be authenticated more than five years prior to the stated maturity of the first mortgage bonds for or on account of the “retirement” of which they are issued, unless “net earnings” requirements (i.e., net earnings for the twelve months ended prior to such issuance must be two times the interest on all first mortgage bonds outstanding after giving effect to such issuance) are satisfied. For purposes of the Mortgage, the “net earnings” of Duke Energy Indiana for any period means an amount, computed in accordance with accepted principles of accounting, determined by deducting from the total gross earnings and income for Duke Energy Indiana derived from all sources for such period all operating expenses of Duke Energy Indiana for such period, the remainder being adjusted, if necessary, so that no more than ten per centum (10%) thereof consists of the aggregate of (a) net non-operating income, (b) net operating revenues derived from the operation by Duke Energy Indiana of any properties other than electric, gas or water properties, and (c) net earnings from any properties not owned by Duke Energy Indiana.

The supplemental indentures relating to the first mortgage bonds will provide that, at any time when no first mortgage bonds of any series prior to Series BBB are outstanding, the 60% “bonding ratio” referred to in subsection 2 of the first paragraph above will increase to 66 2/3%.

Acquisition of Property Subject to Prior Lien

The Mortgage provides that we will not, so long as any first mortgage bonds are outstanding under the Mortgage, acquire any properties which at the time of the acquisition are subject to a lien or liens equal or prior to the lien of the Mortgage (other than “permitted liens”) if at the date of acquisition the principal

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amount of outstanding obligations secured by such liens exceeds 60% of the “value” of “bondable property” so acquired, or if the “net earnings” of such property for twelve consecutive months ending within 90 days next preceding the date of acquisition has been less than two times the interest charges for one year on all outstanding obligations secured by such lien at the time of acquisition, except obligations for the payment or redemption of which the necessary funds have been deposited irrevocably in trust with instructions to apply such funds to the payment or redemption of such obligations. The Mortgage further provides that upon the acquisition of any property subject to a lien or liens equal or prior to the lien of the First Mortgage, we will cause all such mortgages then existing on such property to be closed and, after such acquisition, will permit no additional indebtedness to be secured by those mortgages.

The supplemental indentures relating to the first mortgage bonds will provide that, at any time when no first mortgage bonds of any series prior to Series BBB are outstanding, the 60% figure in principal amount of outstanding obligations secured referred to in the previous paragraph above will increase to 66 2/3%.

Modification of Mortgage

In general, modifications or alterations of the Mortgage, and of the rights or obligations of Duke Energy Indiana and of the bondholders, as well as waivers of compliance with the Mortgage, may with the approval of our Board of Directors be made at bondholders’ meetings with the affirmative vote of 75% of the aggregate principal amount of the first mortgage bonds entitled to vote at the meeting with respect to matters involved; provided, however , that no modifications or alterations may be made which will permit (1) the extension of the time or times of payment of the principal of, or the interest or the premium (if any) on, any first mortgage bond, or the reduction in the principal amount thereof or in the rate of interest or the amount of any premium thereon, or any other modification in terms of payment of such principal, interest or premium, which terms shall always be unconditional, or (2) the creation of any lien ranking prior to or on a parity with the lien of the Mortgage with respect to any of the mortgaged properties, or (3) the depriving of any bondholder of a lien upon the mortgaged properties, or (4) the reduction of the percentage of first mortgage bonds required for the taking of action with respect to any such modification or alteration.

The supplemental indentures relating to the first mortgage bonds will provide that, at any time when no first mortgage bonds of any series prior to Series BBB are outstanding, the 75% vote requirement referred to in the previous paragraph will decrease to 66 2/3%.

Dividend Restrictions

The Mortgage provides that, so long as any first mortgage bonds are outstanding under the Mortgage, Duke Energy Indiana may not declare or pay any dividends or make any distributions on shares of any class of its capital stock (other than on preferred stock or dividends payable in shares of its common stock or dividends which are applied to the purchase of shares of its common stock by the shareholder receiving such dividends) or purchase, retire or otherwise acquire for a consideration any shares of its common stock, except out of our earned surplus or net profits determined in accordance with generally accepted principles of accounting and lawfully available for that purpose. For the purpose of this covenant only, in computing the amount of such earned surplus or net profits, there shall have been, subsequent to September 1, 1939, and up to the date as of which the computation is made, charged to operating expenses for maintenance or as a reserve for depreciation or retirements, the aggregate amounts required to be expended or deposited with the first mortgage trustee under the provisions described under the caption “Maintenance and Renewal” for such period. The Mortgage does not require that any notice be given to bondholders in connection with the foregoing restrictions on dividends, unless and until an event of default under the Mortgage occurs by reason of the Company’s violation of that dividend restriction.

Concerning the First Mortgage Trustee

The Mortgage provides that the holders of a majority in principal amount of the outstanding first mortgage bonds have the right to require the first mortgage trustee to take action on behalf of the bondholders, but under certain circumstances the first mortgage trustee may decline to follow such directions or to exercise

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certain of its powers. Prior to taking such action, the first mortgage trustee is entitled to indemnity satisfactory to it against costs, expenses and liabilities that may be incurred in the course of such action. Such right to indemnification does not impair the absolute right of any bondholder to enforce payment of the principal of and interest on such bondholder’s first mortgage bonds when due.

Certain affiliates of the first mortgage trustee make loans to, and provide various financial services for, us and our affiliates in the normal course of business.

Defaults, Notices and Certificates

The Mortgage provides generally that failure for 30 days to pay interest on any first mortgage bond, failure to pay the principal of any first mortgage bond, whether at maturity or upon redemption or declaration, failure to pay principal or interest on any prior lien obligations, failure for 60 days after notice to perform or observe other covenants of the Mortgage, default under any mortgage or other instrument securing any prior lien obligations and the occurrence of insolvency, bankruptcy or similar proceedings constitute events of default. The first mortgage trustee is required to give notice to the bondholders of the occurrence of any event which constitutes, or which, with the giving of notice or the lapse of time or both, would constitute, an event of default, except that the first mortgage trustee may withhold such notice if the first mortgage trustee determines that to do so is in the interests of the bondholders unless such event relates to the payment of principal of or interest on or any sinking fund obligation for the benefit of any of the first mortgage bonds. Upon the occurrence of an event of default, the first mortgage trustee may, and upon written request of the holders of a majority in principal amount of all first mortgage bonds then outstanding under the Mortgage due and payable must, enforce the lien of the Mortgage by foreclosure or exercise such other remedies as are provided in the Mortgage.

Compliance with certain provisions of the Mortgage is required to be evidenced by various written statements or certificates filed with the first mortgage trustee, and various certificates and other papers are required to be filed with the first mortgage trustee annually and upon the happening of various events. However, no periodic evidence is required to be furnished as to the absence of events of default or compliance with the terms of the Mortgage.

Book Entry; Delivery and Form

Unless otherwise specified in any applicable prospectus supplement, the first mortgage bonds will be issued in fully registered form, without coupons. Except as described below or otherwise specified in the applicable prospectus supplement, the first mortgage bonds will be deposited with, or on behalf of, the Depository Trust Company, New York, New York, or DTC, and registered in the name of DTC’s nominee, in the form of a global bond.

We expect that pursuant to procedures established by DTC:

•	upon deposit of the bond, DTC or its custodian will credit on its internal system interests in the global bond to the accounts of persons who have accounts with DTC, the participants; and

•	ownership of interests in the global bond will be shown on, and the transfer of those interests will be effected only through, records maintained by DTC or its nominee (with respect to interests of the participants) and the records of the participants (with respect to interests of persons other than participants). Ownership of beneficial interests in the global bond will be limited to participants or persons who hold interests through participants.

So long as DTC or its nominee is the registered owner of the first mortgage bonds, DTC or the nominee will be considered the sole owner of the first mortgage bonds represented by the global bond for all purposes under the Mortgage unless we indicate differently in a prospectus supplement. Except as specified below, no beneficial owner of an interest in the global bond will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the Mortgage with respect to the first mortgage bonds.

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Unless otherwise specified in any applicable prospectus supplement, payments of the principal of and interest on the global bond will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of Duke Energy Indiana, the mortgage trustee or any paying agent under the Mortgage will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global bond or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Unless otherwise specified in any applicable prospectus supplement, we expect that DTC or its nominee, upon receipt of any payment of the principal of or interest on the global bond, will immediately credit the participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global bond as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global bond held through such participants will be governed by standing customer instructions and customary practice as is now the case with securities held in nominee accounts. These payments will be the responsibility of the participants.

Transfers between participants in DTC will be effected in accordance with DTC’s rules and will be settled in immediately available funds. If a holder requires physical delivery of a certificated first mortgage bond for any reason, including to sell first mortgage bonds to persons in states which require physical delivery of the first mortgage bonds or to pledge such securities, the holder must transfer its interest in the global bond in accordance with the normal procedures of DTC and with the procedures set forth in the Mortgage.

Unless otherwise specified in the applicable prospectus supplement, we expect that DTC will advise us that:

•	it will take any action permitted to be taken by a holder of first mortgage bonds (including the presentation of the first mortgage bonds for exchange as described below) only at the direction of one or more participants to whose account at DTC interests in the global bond are credited and only in respect of that portion of the aggregate principal amount of first mortgage bonds as to which the participant or participants has or have given direction. However, as described below, if there is an event of default under the Mortgage, DTC will exchange the global bonds for certificated first mortgage bonds, which it will distribute to its participants;

•	it is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act; and

•	it was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Although DTC is expected to agree to the foregoing procedures in order to facilitate transfers of interest in the global bond among the participants, it is under no obligation to perform those procedures, and the procedures may be discontinued at any time. Neither we nor the mortgage trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

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Exchange of Interests in Global Bonds for Certificated Bonds

Unless otherwise specified in any applicable prospectus supplement, the entire global bond may be exchanged for definitive first mortgage bonds in registered, certificated form if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for the global bond and we fail to appoint a successor depositary within 90 days;

•	DTC has ceased to be a clearing agency registered under the Exchange Act;

•	we notify the mortgage trustee in writing that we elect to cause the issuance of certificated bonds; or

•	there shall have occurred and be continuing a default or an event of default with respect to the first mortgage bonds.

Unless otherwise specified in the applicable prospectus supplement, beneficial interests in the global bond may be exchanged for certificated bonds only upon at least 20 days’ prior written notice given to the mortgage trustee by or on behalf of DTC in accordance with customary DTC procedures. Certificated bonds delivered in exchange for any beneficial interest in the global bond will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of its direct or indirect participants.

Neither we nor the mortgage trustee will be liable for any delay by the holder of the global bond or DTC in identifying the beneficial owners of the first mortgage bonds, and we and the mortgage trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the global bond or DTC for all purposes.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The prospectus supplement relating to the securities being offered will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only those underwriters identified in the prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. We may sell securities through forward contracts or similar arrangements. In connection with the sale of securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We may sell the securities directly or through agents we designate from time to time. Any agent involved in the offer or sale of the securities covered by this prospectus will be named in a prospectus supplement relating to such securities. Commissions payable by us to agents will be set forth in a prospectus supplement relating to the securities being offered. Unless otherwise indicated in a prospectus supplement, any such agents will be acting on a best-efforts basis for the period of their appointment.

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Some of the underwriters, dealers or agents and some of their affiliates who participate in the securities distribution may engage in other transactions with, and perform other services for, us and our subsidiaries or affiliates in the ordinary course of business.

Any underwriting or other compensation which we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters, and their controlling persons, and agents may be entitled, under agreements we enter into with them, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from Duke Energy Indiana, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes explanatory paragraphs referring to the Company’s restatement of its consolidated balance sheet as of December 31, 2005 and the related consolidated statements of common stockholder’s equity and comprehensive income for the years ended December 31, 2005 and 2004 and to a change in its accounting for emission allowances), which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

VALIDITY OF THE SECURITIES

Thompson Hine LLP, and/or counsel named in the applicable prospectus supplement, will issue an opinion about the validity of the securities we are offering in the applicable prospectus supplement. Counsel named in the applicable prospectus supplement will pass upon certain legal matters on behalf of any underwriters.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file annual, quarterly and current reports and other information with the Securities and Exchange Commission, or the SEC. Such reports and other information can be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington, D.C. address. Please call the SEC at 1-800-SEC-0330 for further information. Our filings are also available to the public through Duke Energy’s web site at http://www.duke-energy.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. The information on our website is not a part of this prospectus. Our filings are also available to the public through the SEC web site at http://www.sec.gov.

Additional information about Duke Energy Indiana is also available at http://www.duke-energy.com. Such web site is not a part of this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents incorporated in the prospectus at the time the registration statement became effective and all later documents filed with the SEC, in all cases as updated and superseded by later filings with the SEC.

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Duke Energy incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering is completed.

•	Annual Report on Form 10-K for the year ended December 31, 2006;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2007, and June 30, 2007; and

•	Current reports on Form 8-K filed June 25, 2007, and July 5, 2007.

We will provide without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus. You may request a copy by writing us at the following address or telephoning one of the following numbers:

Investor Relations Department
P.O. Box 1005
Charlotte, North Carolina 28201
(704) 382-3853 or (800) 488-3853 (toll-free)

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities described in this prospectus in any state where the offer or sale is not permitted. You should assume that the information contained in the prospectus is accurate only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

DUKE ENERGY INDIANA, INC.
UNSECURED DEBT SECURITIES
FIRST MORTGAGE BONDS

PROSPECTUS

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Prospectus

Duke Energy Ohio, Inc.

Unsecured Debt Securities
First Mortgage Bonds

From time to time, we may offer the securities described in the prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

We will provide specific terms of these offerings and securities in supplements to this prospectus. You should read carefully this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Investing in our securities involves risks. You should carefully consider the information in the section entitled “Risk Factors” contained in our periodic reports filed with the Securities and Exchange Commission and incorporated by reference into this prospectus before you invest in any of our securities.

We may offer and sell the securities directly, through agents we select from time to time or to or through underwriters or dealers we select. If we use any agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 3, 2007.

REFERENCES TO ADDITIONAL INFORMATION

This prospectus incorporates important business and financial information about us from other documents that are not included in or delivered with this prospectus. This information is available for you to review at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, DC 20549, and through the SEC’s website, www.sec.gov. You can also obtain those documents incorporated by reference in this prospectus by requesting them in writing or by telephone from the company at the following address and telephone number:

Duke Energy Ohio, Inc.
526 South Church Street
Charlotte, North Carolina 28202
(800) 488-3853
Attention: Investor Relations
www.duke-energy.com/investors

See “Where You Can Find More Information” beginning on page 11.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Duke Energy Ohio filed with the SEC utilizing a “shelf” registration process. Under the shelf registration process, we are registering an unspecified amount of unsecured debt securities and First Mortgage Bonds, and may issue any of such securities in one or more offerings.

This prospectus provides general descriptions of the securities we may offer. Each time securities are sold, a prospectus supplement will provide specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described under the caption “Where You Can Find More Information.”

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to “Duke Energy Ohio,” “the Company,” “we,” “us” and “our” or similar terms are to Duke Energy Ohio, Inc. and its subsidiaries.

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FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to us. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words “may,” “will,” “could,” projects,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, those discussed elsewhere in this prospectus and the documents incorporated by reference in this prospectus. You should not put undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we distribute this prospectus.

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THE COMPANY

Duke Energy Ohio, Inc., an Ohio corporation, is an indirect wholly-owned subsidiary of Duke Energy Corporation. Duke Energy Ohio is a combination electric and gas public utility company and is engaged in the production, transmission, distribution, and sale of electricity and the sale and transportation of natural gas. We provide service in the southwestern portion of Ohio and through our subsidiaries in nearby areas of Kentucky and Indiana. Our principal utility subsidiary, Duke Energy Kentucky, Inc., is a Kentucky corporation that provides electric and gas service in northern Kentucky. Our other subsidiaries are insignificant to its results of operations.

Duke Energy Ohio operates the following business segments; Franchised Electric and Gas and Commercial Power. Franchised Electric and Gas consists of Duke Energy Ohio’s regulated electric and gas transmission and distribution systems including its regulated electric generation in Kentucky. Franchised Electric and Gas plans, constructs, operates and maintains Duke Energy Ohio’s transmission and distribution systems, which generate, transmit and distribute electric energy to consumers. Franchised Electric and Gas also sells and transports natural gas. Commercial Power primarily consists of Duke Energy Ohio’s non-regulated generation in Ohio and certain merchant generation assets, and the energy marketing and risk management activities associated with those assets.

Our principal executive office is located at 139 East Fourth Street, Cincinnati, Ohio 45202 (telephone 513-421-9500).

RISK FACTORS

Investing in our securities involves risks. Before purchasing any securities we offer, you should carefully consider the risk factors that are incorporated by reference herein from the section captioned “Risk Factors” in our Form 10-K report for the year ended December 31, 2006, together with all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including filings made with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows.

USE OF PROCEEDS

Unless stated otherwise in the applicable prospectus supplement, Duke Energy Ohio intends to use the net proceeds from the sale of any offered securities:

•	to redeem or purchase from time to time presently outstanding securities when it anticipates those transactions will result in an overall cost savings;

•	to repay maturing securities;

•	to finance its ongoing construction program; or

•	for general corporate purposes.

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RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges is calculated using the Securities and Exchange Commission guidelines.

	Successor(a)		Predecessor(a)
	Six Months	Nine Months	Three Months	Twelve Months	Twelve Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended	Ended	Ended	Ended
	June 30,	December 31,	March 31,	December 31,	December 31,	December 31,	December 31,
	2007	2006	2006	2005	2004	2003	2002
	(In millions)
Earnings as defined for fixed charges calculation
Add:
Pretax income from continuing operations	$141	$102	$186	$412	$378	$460	$406
Fixed charges	67	100	35	114	106	134	113
Deduct:
Interest capitalized(b)	15	14	3	7	5	9	8

Total earnings (as defined for the Fixed Charges calculation)	$193	$188	$218	$519	$479	$585	$511

Fixed charges:
Interest on debt, including capitalized portions	$61	$95	$33	$105	$95	$124	$104
Estimate of interest within rental expense	6	5	2	9	11	10	9

Total fixed charges	$67	$100	$35	$114	$106	$134	$113

Ratio of earnings to fixed charges	2.9	1.9	6.2	4.6	4.5	4.4	4.5

(a)	Due to the impact of accounting adjustments made in connection with the April 3, 2006, merger of Duke Energy Corporation and Cinergy Corp., parent company of Duke Energy Ohio, results are reported under “Predecessor” for periods prior to the merger and “Successor” for periods after the merger. For additional information on Predecessor and Successor reporting, see Note 1 to the financial statements in Duke Energy Ohio’s Form 10-K for the year ended December 31, 2006.

(b)	Excludes equity costs related to Allowance for Funds Used During Construction that are included in Other Income and Expenses in the Consolidated Statements of Operations.

DESCRIPTION OF THE UNSECURED DEBT SECURITIES

We may issue from time to time one or more series of senior unsecured debt securities or junior subordinated unsecured debt securities under a Debenture Indenture, dated May 15, 1995, between us and The Bank of New York Trust Company, N.A., as debenture trustee. When we offer to sell a particular series of unsecured debt securities, we will describe the specific terms of these unsecured debt securities in a prospectus supplement. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of unsecured debt securities.

We have summarized certain terms and provisions of the Debenture Indenture. The summary is not complete. The Debenture Indenture is an exhibit to the registration statement of which this prospectus forms a part. You should read the Debenture Indenture for the provisions that may be important to you. Terms used in this summary have the meanings specified in the Debenture Indenture. The Debenture Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.

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General

The Debenture Indenture allows us to issue unsecured debt securities in an unlimited amount from time to time. The relevant prospectus supplement will describe the terms of any unsecured debt securities being offered, including:

•	the title of the unsecured debt securities;

•	any limit on the aggregate principal amount of the unsecured debt securities;

•	the date or dates on which the principal of any of the unsecured debt securities will be payable;

•	the rate or rates at which any of the unsecured debt securities will bear interest, if any;

•	the date from which interest, if any, on the unsecured debt securities will accrue, the dates on which interest, if any, will be payable, the date on which payment of interest, if any, will commence, and the record dates for any interest payments;

•	the right, if any, to extend interest payment periods and the duration of any extension;

•	any redemption, purchase or sinking fund provisions;

•	the place or places where the principal of and any premium and interest on any of the unsecured debt securities will be payable;

•	the denominations in which the unsecured debt securities will be issuable;

•	the index, if any, with reference to which the amount of principal of or any premium or interest on the unsecured debt securities will be determined;

•	any addition to or change in the events of default applicable to any of the unsecured debt securities and any change in the right of the debenture trustee or the holders to declare the principal amount of any of the unsecured debt securities due and payable;

•	any addition to or change in the covenants in the Debenture Indenture;

•	whether the unsecured debt securities will be defeasible;

•	whether the unsecured debt securities will be issued in the form of one or more global securities;

•	the applicability of the subordination provisions of the Debenture Indenture to a series of unsecured debt securities; and

•	any other terms of the unsecured debt securities not inconsistent with the provisions of the Debenture Indenture.

Subordination of Certain Unsecured Debt Securities

The Debenture Indenture provides that one or more series of unsecured debt securities may be subordinate and subject in right of payment to the prior payment in full of all senior debt of the Company.

No payment of principal of (including redemption and sinking fund payments), premium, if any, or interest on, the junior subordinated unsecured debt securities may be made if any senior debt is not paid when due, if any default has not been cured or waived, or if the maturity of any senior debt has been accelerated because of a default. Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all senior debt must be paid in full before the holders of the junior subordinated unsecured debt securities are entitled to receive or retain any payment. The rights of the holders of the junior subordinated unsecured debt securities will be subordinated to the rights of the holders of senior debt to receive payments or distributions applicable to senior debt.

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In this prospectus, we use the term “senior debt” to mean the principal of, premium, if any, and interest on and any other payment due pursuant to any of the following, whether currently outstanding or later incurred, created or assumed:

(a) all indebtedness of the Company evidenced by notes, debentures, bonds, or other securities sold by the Company for money, excluding junior subordinated unsecured debt securities, but including all first mortgage bonds of the Company outstanding from time to time;

(b) all indebtedness of others of the kinds described in the preceding clause (a) assumed by or guaranteed in any manner by the Company; and

(c) all renewals, extensions, or refundings of indebtedness of the kinds described in either of the preceding clauses (a) and (b); unless the instrument creating or evidencing, or assuming or guaranteeing, any particular indebtedness, renewal, extension or refunding expressly provides that the indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with the junior subordinated unsecured debt securities.

The Debenture Indenture does not limit the aggregate amount of senior debt that the Company may issue.

Exchange, Register and Transfer

The unsecured debt securities of each series will be issuable only in fully registered form without coupons.

The unsecured debt securities may be presented for exchange, registered and transferred in the manner, at the places and subject to the restrictions set forth in the unsecured debt securities and the relevant prospectus supplement. Subject to the limitations noted in the Debenture Indenture, you will not have to pay for these services, except for any associated taxes or other governmental charges.

Global Securities

We may issue registered unsecured debt securities of a series in the form of one or more fully registered global unsecured debt securities (each a “global security”) that we will register in the name of, and deposit with, a depositary (or a nominee of a depositary) identified in the prospectus supplement relating to the series. Each global security will set forth the aggregate principal amount of the series of unsecured debt securities that it represents. The depositary (or its nominee) will not transfer any global security unless and until it is exchanged in whole or in part for unsecured debt securities in definitive registered form, except that:

•	the depositary may transfer the whole global security to a nominee;

•	the depositary’s nominee may transfer the whole global security to the depositary;

•	the depositary’s nominee may transfer the whole global security to another of the depositary’s nominees; and

•	the depositary (or its nominee) may transfer the whole global security to its (or its nominee’s) successor.

A global security may not be exchanged for unsecured debt securities in definitive registered form, and no transfer of a global security may be registered in the name of any person other than the depositary (or its nominee), unless:

•	the depositary has notified the Company that it is unwilling or unable to continue as depositary for the global security or has ceased to be qualified to act as depositary as required by the Debenture Indenture;

•	an event of default has occurred with respect to the global security; or

•	circumstances exist, if any, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

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Any unsecured debt securities issued in definitive form in exchange for a global security will be registered in such name or names that the depositary gives to the debenture trustee. We expect that these instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security.

Depositary Arrangements

We will describe the specific terms of the depositary arrangement with respect to any portion of a series of unsecured debt securities to be represented by a global security in the prospectus supplement relating to the series. We anticipate that the following provisions will apply to all depositary arrangements.

Generally, ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for the global security (“participants”) or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with their respective principal amounts of the unsecured debt securities represented by the global security.

Any dealers, underwriters or agents participating in the distribution of the unsecured debt securities will designate the accounts to credit. For participants, the depositary will maintain the only record of their ownership of a beneficial interest in the global security and they will only be able to transfer those interests through the depositary’s records. For persons who hold through a participant, the relevant participant will maintain the records of beneficial ownership and transfer. The laws of some states may require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair their ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary (or its nominee) is the record owner of a global security, it will be considered the sole owner or holder of the unsecured debt securities represented by the global security for all purposes under the Debenture Indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the unsecured debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the unsecured debt securities in definitive form and will not be considered the owners or holders under the Debenture Indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary and, if the person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the Debenture Indenture. We understand that under existing industry practices, if we request any action of holders or if any owner of a beneficial interest in a global security desires to give or take any action allowed under the Debenture Indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take that action, and those participants, in turn, would authorize beneficial owners owning through them to give or take the action or would otherwise act upon the instruction of beneficial owners holding through them.

Interest and Premium

Payments of principal, premium, if any, and any interest on unsecured debt securities represented by a global security registered in the name of a depositary (or its nominee) will be made to the depositary (or its nominee) as the registered owner of the global security. We and our agents will have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests, and neither will the debenture trustee and its agents.

We expect that the depositary for any unsecured debt securities represented by a global security, upon receipt of any payment of principal, premium, if any, or any interest in respect of the global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s records. We also expect that payments by participants to owners of beneficial interests in the global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with securities registered in “street name,” and will be the responsibility of each participant.

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Payment and Paying Agents

Unless the applicable prospectus supplement indicates otherwise, payment of interest on an unsecured debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date for the interest payment.

Unless the applicable prospectus supplement indicates otherwise, principal of and any premium and interest on the unsecured debt securities will be payable at the office of the paying agent designated by us. However, we may elect to pay interest by check mailed to the address of the person entitled to the payment at the address appearing in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the debenture trustee in the City of Cincinnati will be designated as our sole paying agent for payments with respect to unsecured debt securities of each series. Any other paying agents initially designated by us for the unsecured debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the unsecured debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal of or any premium or interest on any unsecured debt security which remain unclaimed at the end of 18 months after the principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment.

Consolidation, Merger, and Sale of Assets

The Debenture Indenture does not contain any provision that restricts our ability to merge or consolidate with or into any other corporation, sell or convey all or substantially all of our assets to any person, firm or corporation or otherwise engage in restructuring transactions, provided that the successor corporation assumes due and punctual payment of the principal, premium, if any, and interest on the unsecured debt securities.

Events of Default

Each of the following is defined as an event of default under the Debenture Indenture with respect to unsecured debt securities of any series:

•	failure to pay principal of or any premium on any debt security of that series when due;

•	failure to pay any interest on any debt security of that series when due, continued for 30 days;

•	failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

•	failure to perform any other of our covenants in the Debenture Indenture (other than a covenant included in the Debenture Indenture solely for the benefit of a series other than that series), continuing for 90 days after written notice has been given by the debenture trustee or the holders of at least 35% in aggregate principal amount of the outstanding unsecured debt securities of that series, as provided in the Debenture Indenture; and

•	certain events of bankruptcy, insolvency or reorganization.

If an event of default (other than a bankruptcy, insolvency or reorganization event of default) with respect to the outstanding unsecured debt securities of any series occurs and is continuing, either the debenture trustee or the holders of at least 35% in aggregate principal amount of the outstanding unsecured debt securities of that series, by notice as provided in the Debenture Indenture, may declare the principal amount of the unsecured debt securities of that series to be due and payable immediately. If a bankruptcy, insolvency or reorganization event of default with respect to the outstanding unsecured debt securities of any series occurs, the principal amount of all the unsecured debt securities of that series will automatically, and without any action by the debenture trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate

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principal amount of the outstanding unsecured debt securities of that series may, under certain circumstances, rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Debenture Indenture. For information as to waiver of defaults, see “Modification and Waiver.”

Subject to the provisions of the Debenture Indenture relating to the duties of the debenture trustee, if an event of default occurs, the debenture trustee will be under no obligation to exercise any of its rights or powers under the Debenture Indenture at the request or direction of any of the holders, unless the holders shall have offered to the debenture trustee reasonably satisfactory indemnity. Subject to these provisions for the indemnification of the debenture trustee, the holders of a majority in aggregate principal amount of the outstanding unsecured debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the unsecured debt securities of that series.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the Debenture Indenture, or for the appointment of a receiver or a debenture trustee, or for any other remedy thereunder, unless:

(a) he holder has previously given to the debenture trustee written notice of a continuing event of default with respect to the unsecured debt securities of that series;

(b) the holders of at least 35% in aggregate principal amount of the outstanding unsecured debt securities of that series have made written request, and have offered reasonably satisfactory indemnity, to the debenture trustee to institute a proceeding as trustee; and

(c) the debenture trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding unsecured debt securities of that series a direction inconsistent with such request, within 60 days after the notice, request and offer. However, these limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on the debt security on or after the applicable due date specified in the debt security.

We will be required to furnish to the debenture trustee annually a statement by certain of our officers as to whether or not we, to our knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the Debenture Indenture and, if so, specifying all known defaults.

Modification and Waiver

Modifications and amendments of the Debenture Indenture may be made by us and the debenture trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding unsecured debt securities of each series affected by the modification or amendment; however, without the consent of the holder of each outstanding debt security affected, no modification or amendment may:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

•	reduce the principal amount of, or any premium or interest on, any debt security;

•	reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

•	change the place or currency of payment of principal of, or any premium or interest on, any debt security;

•	affect the applicability of the subordination provisions to any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security; or

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•	reduce the percentage in aggregate principal amount of outstanding unsecured debt securities of any series, the consent of whose holders is required for modification or amendment of the Debenture Indenture; reduce the percentage in aggregate principal amount of outstanding unsecured debt securities of any series necessary for waiver of compliance with certain provisions of the Debenture Indenture or for waiver of certain defaults; or modify these provisions relating to modification and waiver.

The holders of not less than a majority in aggregate principal amount of the outstanding unsecured debt securities of any series may waive our compliance with certain restrictive provisions of the Debenture Indenture. The holders of a majority in aggregate principal amount of the outstanding unsecured debt securities of any series may waive any past default under the Debenture Indenture, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the Debenture Indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series affected.

Generally, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding unsecured debt securities of any series entitled to give or take any direction, notice, consent, waiver, or other action under the Debenture Indenture, in the manner and subject to the limitations provided in the Debenture Indenture. In certain limited circumstances, the debenture trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding unsecured debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite aggregate principal amount of unsecured debt securities within 180 days following the record date, or such shorter period as we (or the debenture trustee, if it sets the record date) may specify.

Defeasance and Covenant Defeasance

Under the Debenture Indenture, we may elect to have the provisions of the Debenture Indenture relating to defeasance and discharge of indebtedness, or the provisions relating to defeasance of certain restrictive covenants, applied with respect to the unsecured debt securities of any series.

Defeasance and Discharge

If we elect to have the provisions of the Debenture Indenture relating to defeasance and discharge of indebtedness applied to any unsecured debt securities, we will be discharged from all our obligations with respect to those unsecured debt securities (except for certain obligations to exchange or register the transfer of unsecured debt securities, to replace stolen, lost or mutilated unsecured debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of the unsecured debt securities of money or U.S. Government Obligations, or both, which will provide money sufficient to pay the principal of and any premium and interest on the unsecured debt securities as they become due. This defeasance or discharge may occur only if, among other things, we have delivered to the debenture trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the unsecured debt securities will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance, and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge did not occur.

Defeasance of Certain Covenants

If we elect to have the provisions of the Debenture Indenture relating to defeasance of certain covenants applied to any unsecured debt securities, we may omit to comply with certain restrictive covenants that may be described in the applicable prospectus supplement, and the occurrence of certain events of default with respect to those restrictive covenants will no longer be applicable to those unsecured debt securities. In order to exercise this option, we will be required to deposit, in trust for the benefit of the holders of the unsecured debt securities, money or U.S. Government Obligations, or both, which will provide money sufficient to pay the principal of and any premium and interest on the unsecured debt securities as they become due. We will

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also be required, among other things, to deliver to the debenture trustee an opinion of counsel to the effect that holders of such unsecured debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance did not occur. If we were to exercise this option with respect to any unsecured debt securities and those unsecured debt securities subsequently were declared due and payable because of the occurrence of any event of default, the amount of money and U.S. Government Obligations deposited in trust would be sufficient to pay amounts due on the unsecured debt securities at the time of their respective stated maturities but might not be sufficient to pay the amounts due upon acceleration resulting from the event of default. In that case, we would remain liable for those payments.

Title

The Company and the debenture trustee, and any agent of the Company or the debenture trustee, may treat the person in whose name a debt security is registered as the absolute owner thereof (whether or not the debt security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The Debenture Indenture and the unsecured debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Debenture Trustee

The Bank of New York Trust Company, N.A. will be the debenture trustee under the Debenture Indenture or its affiliate, The Bank of New York, also acts as the trustee for certain debt securities of our affiliates. The Bank of New York makes loans to, and performs other financial services for, us and our affiliates in the normal course of business.

DESCRIPTION OF THE FIRST MORTGAGE BONDS

We may issue from time to time one or more series of first mortgage bonds under a first mortgage dated as of August 1, 1936 (the “Mortgage”), between the Company and The Bank of New York, as first mortgage trustee, as supplemented to date and as proposed to be supplemented by one or more supplemental indentures. When we offer to sell a particular series of first mortgage bonds, we will describe the specific terms of these first mortgage bonds in a prospectus supplement.

We have summarized certain terms and provisions of the Mortgage. The summary is not complete. The Mortgage is an exhibit to the registration statement of which this prospectus forms a part. You should read the Mortgage for the provisions that may be important to you. Terms used in this summary have the meanings specified in the Mortgage. The Mortgage is subject to and governed by the Trust Indenture Act of 1939, as amended.

General

The relevant prospectus supplement will describe the terms of any series of first mortgage bonds being offered, including:

•	the aggregate principal amount of the first mortgage bonds;

•	the date or dates on which the first mortgage bonds mature;

•	the rate or rates per annum at which the first mortgage bonds will bear interest;

•	the dates on which interest will be payable;

•	the redemption terms of the first mortgage bonds; and

•	any other special terms.

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Interest will be paid to holders of record on the applicable record dates established in the supplemental indenture relating to the first mortgage bonds. Each record date for the payment of interest will be the first day of the month for an interest payment date occurring on the fifteenth day of the same month or the fifteenth day of the month for an interest payment date occurring on the first day of the following month. Both principal and interest will be payable by check in New York, New York. Unless otherwise specified in the prospectus supplement, the first mortgage bonds will be issued only in fully registered form in denominations of $1,000 and integral multiples thereof. The first mortgage bonds may be exchanged without charge for first mortgage bonds of other denominations, unless otherwise specified in the relevant prospectus supplement. The first mortgage bonds may be presented for transfer or exchange at the office of the mortgage trustee, 101 Barclay Street, New York, New York.

The first mortgage bonds are not entitled to the benefits of an improvement and sinking fund.

Maintenance and Replacement Fund

The first mortgage bonds are not entitled to the benefits of a maintenance and replacement fund.

The Company has covenanted to maintain its properties in thorough repair, working order and condition, and to provide adequate reserves for depreciation.

Security

The first mortgage bonds will be secured by the Mortgage equally and ratably with all other bonds now or hereafter issued under the Mortgage. The Mortgage constitutes a first mortgage lien on all of the real estate, personal property and franchises of Duke Energy Ohio, subject to excepted encumbrances and the following exceptions:

•	any property that has been released from the lien of the Mortgage by the mortgage trustee;

•	except in case of a completed default (followed by a taking possession of the mortgaged property), revenues, earnings, rents, issues, income and profits of the mortgaged property, cash, bills, notes and accounts receivable, contracts and choses in action, materials, supplies and construction equipment; and

•	in any case, bonds, notes, evidences of indebtedness, shares of stock and other securities, except as may be specifically subjected to the lien.

The Mortgage contains provisions that subject after-acquired property (subject to pre-existing liens) to the lien. These provisions may not be effective as to property acquired subsequent to the filing of a case with respect to Duke Energy Ohio under the federal Bankruptcy Reform Act of 1978. Certain covenants prohibiting the disposition by Duke Energy Ohio of equity securities of, and limiting the creation of indebtedness by, subsidiaries other than Duke Energy Kentucky, will not apply in respect of the first mortgage bonds.

Issuance of Additional Bonds

Additional bonds in one or more series may be issued in principal amounts equal to (1) 66 2/3% of the cost or the then fair value to Duke Energy Ohio (whichever is less) of unfunded property additions acquired, made or constructed subsequent to September 30, 1945, less the excess, if any, of retirements over the minimum provision for depreciation, (2) the principal amount of bonds previously issued under the Mortgage and retired (other than under a sinking fund and in certain other cases) or deposited with the mortgage trustee for retirement, or (3) amounts of cash deposited with the mortgage trustee, which cash may be withdrawn as Duke Energy Ohio becomes entitled to the issuance of further amounts of bonds. Bonds may be issued upon the basis of property additions and cash deposits only if net earnings (as defined in Section 5 of Article Five of the Mortgage) for any 12 consecutive calendar months within the 15 calendar months immediately preceding the issuance are at least twice the annual interest charges on all outstanding indebtedness having an equal or prior lien, including the additional issue. For the 12 months ended December 31, 2006, based on bonds outstanding on that date, Duke Energy Ohio’s coverage was sufficient to issue the entire amount of the first mortgage bonds. No bonds may be issued against property additions if (1) prior lien bonds outstanding against

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those property additions exceed 35% of the cost or fair value (whichever is less) of the property additions, or (2) the aggregate principal amount of all prior lien bonds exceeds 15% of the principal amount of all bonds issued and outstanding under the Mortgage plus bonds proposed to be issued. The first mortgage bonds will be issued on the basis of unfunded property additions or against the retirement of bonds.

Modifications of the Mortgage

The rights and obligations of Duke Energy Ohio and of the bondholders may be modified only with the consent of the holders of at least 66 2/3% in aggregate principal amount of the bonds then outstanding and affected thereby. No modification may extend the maturity of or reduce the rate of interest on or otherwise modify the terms of payment of principal or interest on any bond without the express consent of the holder of the bond or permit the creation of any lien ranking prior to or equal with the lien of the Mortgage on any of the mortgaged property. Notice of a proposed modification must be published in newspapers of general circulation in New York, New York and Cincinnati, Ohio, and the Mortgage provides that the modification must be consented to in writing within twelve months after the first publication of the notice. Duke Energy Ohio may, without the consent of bondholders, amend the Mortgage to remove this time limitation and to cure any ambiguity or correct any defective provision.

Redemption

The first mortgage bonds may be redeemable in whole or in part at the election of Duke Energy Ohio on 30 days’ notice. Reference is made to the relevant prospectus supplement for the redemption terms of the first mortgage bonds. In the event that Duke Energy Ohio elects to redeem less than all of the first mortgage bonds, the first mortgage bonds to be redeemed will be drawn by lot in such manner as the mortgage trustee may elect.

Events of Default

A completed default is defined in the Mortgage as being:

•	default in payment of principal;

•	default for 90 days in payment of any interest;

•	default in certain cases in payment of interest or principal of outstanding prior lien bonds beyond the period of grace specified in the Mortgage or other lien constituting a prior lien;

•	default for 90 days after notice in the performance of any other covenant in the Mortgage; and

•	certain events of bankruptcy, insolvency, or reorganization.

The Mortgage provides that the mortgage trustee may withhold notice to the bondholders of any default (except in payment of principal of, or interest on, the bonds) if the mortgage trustee considers it in the interest of the bondholders to do so. The Mortgage provides that, if a completed default has occurred, either the mortgage trustee or the holders of 25% in principal amount of the bonds then outstanding may declare the principal of and accrued interest on all the bonds to be due and payable. In certain cases the holders of a majority in principal amount of the bonds then outstanding may annul the declaration and its consequences, and may waive past defaults if the agreements in respect to which the default occurred have been fully performed and all arrears of interest, principal of any bonds then due, and mortgage trustee’s expenses have been paid. We periodically furnish to the mortgage trustee evidence of compliance with certain conditions and covenants of the Mortgage. The holders of a majority in principal amount of the bonds at the time outstanding have the right to direct the method and place of conducting any proceeding for any sale, foreclosure, or other proceeding under the Mortgage, as well as the right to direct the mortgage trustee to exercise any trust or power with respect to entry or sale conferred on it, so long as the direction is in accordance with the Mortgage and applicable law and the holders offer the mortgage trustee indemnity against its costs, expenses, and liabilities.

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Subject to the right of any holder to enforce the payment of the principal of and interest on the holder’s bonds at and after the maturity, no holder of any bond has the right to institute any proceeding to enforce the Mortgage unless the holder has given the mortgage trustee notice of a completed default and unless the holders of at least 25% in aggregate principal amount of the bonds then outstanding have:

•	made written request to the mortgage trustee;

•	offered the mortgage trustee reasonable opportunity to exercise its powers or institute action in its own name; and

•	offered the mortgage trustee indemnity satisfactory to it against its costs, expenses, and liabilities.

Concerning the Mortgage Trustee

The Bank of New York is the mortgage trustee under the Mortgage. It also makes loans to, and performs other financial services for, us and our affiliates in the normal course of business.

Book Entry; Delivery and Form

Unless otherwise specified in the applicable prospectus supplement, the first mortgage bonds will be issued in fully registered form, without coupons. Except as described below or otherwise specified in the applicable prospectus supplement, the first mortgage bonds will be deposited with, or on behalf of, the Depository Trust Company, New York, New York, or DTC, and registered in the name of DTC’s nominee, in the form of a global bond.

We expect that pursuant to procedures established by DTC:

•	upon deposit of the bond, DTC or its custodian will credit on its internal system interests in the global bond to the accounts of persons who have accounts with DTC, the participants; and

•	ownership of interests in the global bond will be shown on, and the transfer of those interests will be effected only through, records maintained by DTC or its nominee (with respect to interests of the participants) and the records of the participants (with respect to interests of persons other than participants). Ownership of beneficial interests in the global bond will be limited to participants or persons who hold interests through participants.

So long as DTC or its nominee is the registered owner of the first mortgage bonds, DTC or the nominee will be considered the sole owner of the first mortgage bonds represented by the global bond for all purposes under the Mortgage unless we indicate differently in a prospectus supplement. Except as specified below, no beneficial owner of an interest in the global bond will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the Mortgage with respect to the first mortgage bonds.

Unless otherwise specified in the applicable prospectus supplement, payments of the principal of and interest on the global bond will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of Duke Energy Ohio, the mortgage trustee or any paying agent under the Mortgage will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global bond or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Unless otherwise specified in the applicable prospectus supplement, we expect that DTC or its nominee, upon receipt of any payment of the principal of or interest on the global bond, will immediately credit the participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global bond as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global bond held through such participants will be governed by standing customer instructions and customary practice as is now the case with securities held in nominee accounts. These payments will be the responsibility of the participants.

12

Transfers between participants in DTC will be effected in accordance with DTC’s rules and will be settled in immediately available funds. If a holder requires physical delivery of a certificated first mortgage bond for any reason, including to sell first mortgage bonds to persons in states which require physical delivery of the first mortgage bonds or to pledge such securities, the holder must transfer its interest in the global bond in accordance with the normal procedures of DTC and with the procedures set forth in the Mortgage.

Unless otherwise specified in the applicable prospectus supplement, we expect that DTC will advise us that:

•	it will take any action permitted to be taken by a holder of first mortgage bonds (including the presentation of the first mortgage bonds for exchange as described below) only at the direction of one or more participants to whose account at DTC interests in the global bond are credited and only in respect of that portion of the aggregate principal amount of first mortgage bonds as to which the participant or participants has or have given direction. However, as described below, if there is an event of default under the Mortgage, DTC will exchange the global bonds for certificated first mortgage bonds, which it will distribute to its participants;

•	it is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act; and

•	it was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Although DTC is expected to agree to the foregoing procedures in order to facilitate transfers of interest in the global bond among the participants, it is under no obligation to perform those procedures, and the procedures may be discontinued at any time. Neither Duke Energy Ohio nor the mortgage trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Interests in Global Bonds for Certificated Bonds

Unless otherwise specified in the applicable prospectus supplement, the entire global bond may be exchanged for definitive first mortgage bonds in registered, certificated form if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for the global bond and we fail to appoint a successor depositary within 90 days;

•	DTC has ceased to be a clearing agency registered under the Exchange Act;

•	we notify the mortgage trustee in writing that we elect to cause the issuance of certificated bonds; or

•	there shall have occurred and be continuing a default or an event of default with respect to the first mortgage bonds.

Unless otherwise specified in the applicable prospectus supplement, beneficial interests in the global bond may be exchanged for certificated bonds only upon at least 20 days’ prior written notice given to the mortgage trustee by or on behalf of DTC in accordance with customary DTC procedures. Certificated bonds delivered in exchange for any beneficial interest in the global bond will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of its direct or indirect participants.

Neither Duke Energy Ohio nor the mortgage trustee will be liable for any delay by the holder of the global bond or DTC in identifying the beneficial owners of the first mortgage bonds, and Duke Energy Ohio and the mortgage trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the global bond or DTC for all purposes.

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PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The prospectus supplement relating to the securities being offered will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only those underwriters identified in the prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. We may sell securities through forward contracts or similar arrangements. In connection with the sale of securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We may sell the securities directly or through agents it designates from time to time. Any agent involved in the offer or sale of the securities covered by this prospectus will be named in a prospectus supplement relating to such securities. Commissions payable by us to agents will be set forth in a prospectus supplement relating to the securities being offered. Unless otherwise indicated in a prospectus supplement, any such agents will be acting on a best-efforts basis for the period of their appointment.

Some of the underwriters, dealers or agents and some of their affiliates who participate in the securities distribution may engage in other transactions with, and perform other services for, us and our subsidiaries or affiliates in the ordinary course of business.

Any underwriting or other compensation which we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters, and their controlling persons, and agents may be entitled, under agreements we enter into with them, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933.

EXPERTS

The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from Duke Energy Ohio, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company’s application of “push-down accounting” effective April 1, 2006), which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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VALIDITY OF THE SECURITIES

Thompson Hine LLP, and/or counsel named in the applicable prospectus supplement, will issue an opinion about the validity of the securities we are offering in the applicable prospectus supplement. Counsel named in the applicable prospectus supplement will pass upon certain legal matters on behalf of any underwriters.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file annual, quarterly and current reports and other information with the Securities and Exchange Commission, or the SEC. Such reports and other information can be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington, D.C. address. Please call the SEC at 1-800-SEC-0330 for further information. Our filings are also available to the public through Duke Energy’s web site at http://www.duke-energy.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. The information on our website is not a part of this prospectus. Our filings are also available to the public through the SEC web site at http://www.sec.gov.

Additional information about Duke Energy Ohio is also available at http://www.duke-energy.com. Such web site is not a part of this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents incorporated in the prospectus at the time the registration statement became effective and all later documents filed with the SEC, in all cases as updated and superseded by later filings with the SEC. Duke Energy incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering is completed.

•	Annual Report on Form 10-K for the year ended December 31, 2006;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2007, and June 30, 2007; and

•	Current reports on Form 8-K filed June 25, 2007 and July 5, 2007.

We will provide without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus. You may request a copy by writing us at the following address or telephoning one of the following numbers:

Investor Relations Department
P.O. Box 1005
Charlotte, North Carolina 28201
(704) 382-3853 or (800) 488-3853 (toll-free)

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities described in this prospectus in any state where the offer or sale is not permitted. You should assume that the information contained in the prospectus is accurate only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

DUKE ENERGY OHIO, INC.
UNSECURED DEBT SECURITIES
FIRST MORTGAGE BONDS

PROSPECTUS

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution:

The following table sets forth the costs and expenses, all of which will be paid by the registrants, in connection with the distribution of the securities being registered. All amounts are estimated, except the SEC registration fee:

SEC registration fee	$	*
Printing expenses		50,000
Trustee fees and expenses		50,000
Legal fees and expenses		400,000
Accounting fees and expenses		100,000
Blue Sky fees and expenses		50,000
Miscellaneous		10,000

TOTAL		$660,000

*	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.

Item 15.	Indemnification of Directors and Officers.

Duke Energy Corporation

Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not limit the liability of a director for (i) any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability under section 174 of the Delaware General Corporation Law (the “DGCL”) for unlawful payment of dividends or stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit. Our certificate of incorporation provides that no director of ours shall be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such an exemption from liability or limitation thereof is not permitted under applicable law.

Under Delaware law, a corporation may indemnify any person made a party or threatened to be made a party to any type of proceeding, other than action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any person made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the person is found liable to the corporation unless, in such a case, the court determines the person is entitled to indemnification for such expenses in any event. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by our certificate of incorporation or bylaws, a vote of shareholders or disinterested directors, agreement or otherwise.

Under the DGCL, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person is prohibited from being indemnified.

Our bylaws provide that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us), by reason of the fact that such person is or was a director or officer of us, or is or was a director or officer serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Our bylaws further provide that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of us to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of us, or is or was a director or officer of us serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith, and in a manner such person reasonably believed to be in or not opposed to our best interests except that no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

However, our bylaws provide that we will only provide indemnification pursuant to the bylaws (unless ordered by a court) if such indemnification is authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in the bylaws. Such determination is to be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of directors who are not parties to such action, suit or proceeding designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the shareholders. Such determination is to be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on our behalf. To the extent, however, that a present or former director or officer of ours has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Our bylaws further provide that except for proceedings to enforce rights to indemnification, we will not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors.

The indemnification and advancement of expenses provided by, or granted pursuant to, our bylaws are not deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. It is our policy that indemnification shall generally be made to the fullest extent permitted by law. Our bylaws do not preclude indemnifying persons in addition to those specified in the bylaws but whom we have the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

We may also purchase and maintain insurance on behalf of any person who is or was a director or officer, or is or was a director or officer serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not we would have the power or the obligation to indemnify such person against such liability under the provisions of the bylaws.

Duke Energy Corporation was formed as a holding company in connection with the consummation of the merger of our predecessor, Duke Energy Corporation, a North Carolina corporation, and Cinergy Corp., on April 3, 2006. For a further description of the rights to indemnification and exculpation from liabilities of directors and officers arising pursuant to the merger agreement, reference is made to Item 15 of Duke Energy Corporation’s Form S-3 filed April 5, 2006, File No. 333-132996.

Duke Energy Carolinas, LLC

Part 3 of Article 3 of the North Carolina Limited Liability Company Act and the Limited Liability Company Operating Agreement of Duke Energy Carolinas permit or require indemnification of its directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In addition, Duke Energy Carolinas maintains insurance on behalf of directors, officers, employees or agents, which may cover liabilities under the Securities Act.

The Limited Liability Company Operating Agreement of Duke Energy Carolinas provides that any person who is or was serving as a member, director, officer, employee or agent of the Company or who, at the request of the Company, is or was serving as a director, manager, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, shall be indemnified by the Company, to the fullest extent permitted by law, against (a) litigation expenses, including costs, expenses and reasonable attorneys’ fees incurred by any such person in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, whether formal or informal, and whether or not brought by or on behalf of the Company, arising out of such person’s status as such or such person’s activities in any of the foregoing capacities, (b) liability, including payments made by such person in satisfaction of any judgment, money decree, fine (including an excise tax assessed with respect to an employee benefit plan), penalty or settlement for which such person may have become liable in any such action, suit or proceeding, (c) payments made and personal liabilities reasonably incurred in the authorized conduct of the business of the Company or for the preservation of its business and its property and (d) reasonable costs, expenses and attorneys’ fees incurred by such person in connection with the enforcement of the indemnification rights provided in the agreement. The agreement further provides that any person who is or was serving in any of the foregoing capacities for or on behalf of the Company shall be conclusively deemed to be doing or to have done so in reliance upon, and as consideration for, such indemnification rights. The agreement also states that the rights of indemnification described above (which shall be deemed to be a contract between any such person and the Company enforceable on the part of such person notwithstanding any subsequent amendment or repeal of the agreement) shall inure to the benefit of the successors, estates or legal representatives of any such person and shall not be exclusive of any other rights to which such person may be entitled apart from the agreement, by contract, resolution or otherwise.

Duke Energy Indiana, Inc.

The Indiana Business Corporation Law and the Amended Articles of Consolidation of Duke Energy Indiana provide for indemnification of Duke Energy Indiana’s directors and officers under a variety of circumstances provided that each of the following conditions is satisfied:

(a) the individual’s conduct was in good faith; and

(b) the individual reasonably believed:

(1) in case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interests; and

(2) in all other cases, that the individual’s conduct was at least not opposed to its best interests; and

(c) in case of any criminal proceeding, the individual either:

(1) had reasonable cause to believe the individual’s conduct was lawful; or

(2) had no reasonable cause to believe the individual’s conduct was unlawful.

If each of the above conditions is satisfied, the indemnification may include liabilities under the Securities Act. In addition, Duke Energy Indiana maintains insurance permitted by the laws of Indiana on behalf of directors and officers which may cover liabilities under the securities laws, except those arising under Section 16(b) of the Exchange Act or involving fraud, criminal fines or penalties or deliberate dishonesty with respect to a material matter which is the subject of litigation.

Duke Energy Ohio, Inc.

Section 1701.13(E) of the Ohio Revised Code provides that a corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at its request as a director, trustee, officer, employee, member, manager or agent of another corporation, limited liability company, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if the person is determined under the procedure described in the Section to have (a) acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and (b) had no reasonable cause to believe the conduct was unlawful in the case of any criminal action or proceeding. However, with respect to expenses actually and reasonably incurred in connection with the defense or settlement of any action or suit by or in the right of the corporation to procure a judgment in its favor, no indemnification is to be made (i) in respect of any claim, issue, or matter as to which such person was adjudged liable for negligence or misconduct in the performance of such person’s duty to the corporation unless, and only to the extent that, it is determined by the court upon application that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper, or (ii) in respect of any action or suit in which the only liability asserted against a director is in connection with the alleged making of an unlawful loan, dividend or distribution of corporate assets. The Section also provides that such person shall be indemnified against expenses actually and reasonably incurred by the person to the extent successful in defense of the actions referred to above, or in defense of any claim, issue, or matter therein.

Duke Energy Ohio’s Regulations contain substantially the same provisions except that indemnity under the statute is made mandatory as to directors and officers by the Regulations.

Duke Energy Ohio maintains an insurance policy covering Duke Energy Ohio’s directors and officers against certain civil liabilities, including liabilities under the Securities Act of 1933.

Item 16.	Exhibits.

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however,

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Duke Energy Corporation

Pursuant to the requirements of the Securities Act of 1933, Duke Energy Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on October 3, 2007.

DUKE ENERGY CORPORATION

By:	James E. Rogers*
Name:     James E. Rogers

Title:	Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

James E. Rogers* James E. Rogers	Director and Chairman, President and Chief Executive Officer (Principal Executive Officer)	October 3, 2007

David L. Hauser* David L. Hauser	Group Executive and Chief Financial Officer (Principal Financial Officer)	October 3, 2007

Steven K. Young* Steven K. Young	Senior Vice President and Controller (Principal Accounting Officer)	October 3, 2007

Majority of Directors:

William Barnet III* William Barnet III	Director	October 3, 2007

G. Alex Bernhardt Sr.* G. Alex Bernhardt Sr.	Director	October 3, 2007

Michael G. Browning* Michael G. Browning	Director	October 3, 2007

Phillip R. Cox* Phillip R. Cox	Director	October 3, 2007

Ann Maynard Gray* Ann Maynard Gray	Director	October 3, 2007

Signature	Title	Date

James H. Hance, Jr.* James H. Hance, Jr.	Director	October 3, 2007

James T. Rhodes* James T. Rhodes	Director	October 3, 2007

James E. Rogers* James E. Rogers	Director	October 3, 2007

Dudley S. Taft* Dudley S. Taft	Director	October 3, 2007

*	The undersigned, by signing his name hereto, does hereby sign this document on behalf of the registrant and on behalf of each of the above-named persons indicated above by asterisks, pursuant to a power of attorney duly executed by the registrant and such persons, filed with the Securities and Exchange Commission as an exhibit hereto.

By:	/s/ Robert T. Lucas III
Attorney-in-Fact
October 3, 2007

Duke Energy Carolinas, LLC

Pursuant to the requirements of the Securities Act of 1933, Duke Energy Carolinas, LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 3, 2007.

Duke Energy Carolinas, LLC

By:	JAMES E. ROGERS*
James E. Rogers
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

James E. Rogers* James E. Rogers	Director and Chief Executive Officer (Principal Executive Officer)	October 3, 2007

David L. Hauser* David L. Hauser	Group Executive and Chief Financial Officer (Principal Financial Officer)	October 3, 2007

Steven K. Young* Steven K. Young	Senior Vice President and Controller (Principal Accounting Officer)	October 3, 2007

James E. Rogers* James E. Rogers	Director	October 3, 2007

David L. Hauser* David L. Hauser	Director	October 3, 2007

James L. Turner* James L. Turner	Director	October 3, 2007

*	The undersigned, by signing his name hereto, does hereby sign this document on behalf of the registrant and on behalf of each of the above-named persons indicated above by asterisks, pursuant to a power of attorney duly executed by the registrant and such persons, filed with the Securities and Exchange Commission as an exhibit hereto.

By:	/s/ Robert T. Lucas III
Attorney-in-Fact
October 3, 2007

Duke Energy Indiana, Inc.

Pursuant to the requirements of the Securities Act of 1933, Duke Energy Indiana, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 3, 2007.

Duke Energy Indiana, Inc.

By:	JAMES E. ROGERS*
James E. Rogers
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

James E. Rogers* James E. Rogers	Chief Executive Officer (Principal Executive Officer)	October 3, 2007

David L. Hauser* David L. Hauser	Group Executive and Chief Financial Officer (Principal Financial Officer)	October 3, 2007

Steven K. Young* Steven K. Young	Senior Vice President and Controller (Principal Accounting Officer)	October 3, 2007

Kay E. Pashos* Kay E. Pashos	Director	October 3, 2007

Jim L. Stanley* Jim L. Stanley	Director	October 3, 2007

James L. Turner* James L. Turner	Director	October 3, 2007

*	The undersigned, by signing his name hereto, does hereby sign this document on behalf of the registrant and on behalf of each of the above-named persons indicated above by asterisks, pursuant to a power of attorney duly executed by the registrant and such persons, filed with the Securities and Exchange Commission as an exhibit hereto.

By:	/s/ Robert T. Lucas III
Attorney-in-Fact
October 3, 2007

Duke Energy Ohio, Inc.

Pursuant to the requirements of the Securities Act of 1933, Duke Energy Ohio, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on October 3, 2007.

Duke Energy Ohio, Inc

By:	JAMES E. ROGERS*
James E. Rogers
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

James E. Rogers* James E. Rogers	Director and Chief Executive Officer (Principal Executive Officer)	October 3, 2007

David L. Hauser* David L. Hauser	Group Executive and Chief Financial Officer (Principal Financial Officer)	October 3, 2007

Steven K. Young* Steven K. Young	Senior Vice President and Controller (Principal Accounting Officer)	October 3, 2007

James E. Rogers* James E. Rogers	Director	October 3, 2007

David L. Hauser* David L. Hauser	Director	October 3, 2007

James L. Turner* James L. Turner	Director	October 3, 2007

*	The undersigned, by signing his name hereto, does hereby sign this document on behalf of the registrant and on behalf of each of the above-named persons indicated above by asterisks, pursuant to a power of attorney duly executed by the registrant and such persons, filed with the Securities and Exchange Commission as an exhibit hereto.

By:	/s/ Robert T. Lucas III
Attorney-in-Fact
October 3, 2007

Index to Exhibits

Exhibit No.		Exhibit

4	.1*	Amended and Restated Certificate of Incorporation of Duke Energy Corporation (filed with Form 8-K, File No. 1-32853, dated April 4, 2006, as Exhibit 3.1
4	.2*	Amended and Restated Bylaws of Duke Energy Corporation (filed with Form 8-K, File No. 1-32853, dated April 4, 2006, as Exhibit 3.2)
4.3		Form of Indenture between Duke Energy Corporation and The Bank of New York, as Trustee
4	.4*	Senior Indenture between Duke Energy Carolinas, LLC and The Bank of New York, as successor trustee to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), dated as of September 1, 1998 (filed with Post-Effective Amendment No. 2 to Form S-3, File No. 333-14209, effective April 7, 1999, as Exhibit 4-D-1)
4	.4.1	Fifteenth Supplemental Indenture to Indenture, dated as of April 3, 2006
4	.4.2*	Sixteenth Supplemental Indenture to Indenture, dated as of June 5, 2007 (filed with Form 8-K, File No. 1-4928, filed June 6, 2007)
4	.5*	Subordinated Indenture between Duke Energy Carolinas, LLC and The Bank of New York, as successor trustee to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), dated as of December 1, 1997 (filed with Post-Effective Amendment No. 1 to Form S-3, File No. 333-14209, effective September 3, 1998, as Exhibit 4-D-2)
4	.6*	First and Refunding Mortgage from Duke Energy Carolinas, LLC to The Bank of New York Trust Company, N.A., successor trustee to Guaranty Trust Company of New York, dated as of December 1, 1927 (filed with Form S-1, File No. 2-7224, effective October 15, 1947, as Exhibit 7(a))
4	.6.1	Instrument of Resignation, Appointment and Acceptance among Duke Energy Carolinas, LLC, JPMorgan Chase Bank, N.A., as Trustee, and The Bank of New York Trust Company, N.A., as Successor Trustee, dated as of September 24, 2007
4	.6.2*	Ninth Supplemental Indenture, dated as of February 1, 1949, supplementing said Mortgage (filed with Form S-1, File No. 2-7808, effective February 3, 1949, as Exhibit 7(j))
4	.6.3*	Twentieth Supplemental Indenture, dated as of June 15, 1964, supplementing said Mortgage (filed with Form S-1, File No. 2-25367, effective August 23, 1966, as Exhibit 4-B-20)
4	.6.4*	Twenty-third Supplemental Indenture, dated as of February 1, 1968, supplementing said Mortgage (filed with Form S-9, File No. 2-31304, effective January 21, 1969, as Exhibit 2-B-26)
4	.6.5*	Sixty-third Supplemental Indenture, dated as of July 1, 1991, supplementing said Mortgage (filed with Form S-3, File No. 33-45501, effective February 13, 1992, as Exhibit 4-B-64)
4	.6.6*	Eighty-first Supplemental Indenture, dated as of February 25, 2003, supplementing said Mortgage (filed with Form S-4, File No. 333-105354, effective August 15, 2003, as Exhibit 4.81)
4	.6.7**	Eighty-second Supplemental Indenture, dated as of March 21, 2003, supplementing said Mortgage
4	.6.8**	Eighty-third Supplemental Indenture, dated as of September 23, 2003, supplementing said Mortgage
4	.6.9	Eighty-fourth Supplemental Indenture dated as of March 20, 2006, supplementing said Mortgage
4	.7*	Indenture dated November 15, 1996, between Duke Energy Indiana, Inc. and The Bank of New York Trust Company, N.A., as Trustee (filed as an exhibit to Form 10-K of Duke Energy Indiana, Inc. for the year ended December 31, 1996)
4	.7.1*	Third Supplemental Indenture dated as of March 15, 1998, between Duke Energy Indiana, Inc. and The Bank of New York Trust Company, N.A., as Trustee (filed as an exhibit to Form 10-K for the year ended December 31, 1997)
4	.7.2*	Sixth Supplemental Indenture between Duke Energy Indiana, Inc. and The Bank of New York Trust Company, N.A., as Trustee, dated as of April 30, 1999 (filed as an exhibit to Form 10-Q for the quarter ended March 31, 1999)
4	.7.3*	Seventh Supplemental Indenture dated as of October 20, 1999, between Duke Energy Indiana, Inc. and The Bank of New York Trust Company, N.A., as Trustee (filed as an exhibit to Form 10-Q for the quarter ended September 30, 1999)

Exhibit No.		Exhibit

4	.7.4*	Eighth Supplemental Indenture dated as of September 23, 2003, between Duke Energy Indiana, Inc. and The Bank of New York Trust Company, N.A., as Trustee (filed as an exhibit to Form 10-Q for the quarter ended September 30, 2003)
4	.7.5*	Tenth Supplemental Indenture dated as of June 9, 2006, between Duke Energy Indiana, Inc. and The Bank of New York Trust Company, N.A., as Trustee (filed as an exhibit to Form 8-K, filed June 16, 2006)
4	.8*	Original Indenture (First Mortgage Bonds) dated September 1, 1939, between Duke Energy Indiana, Inc and LaSalle Bank National Association, as Trustee (formerly named LaSalle National Bank and Successor Trustee to The First National Bank of Chicago) (filed as an exhibit in File No. 70-258)
4	.8.1*	Tenth Supplemental Indenture between Duke Energy Indiana, Inc. and LaSalle Bank National Association dated July 1, 1952 (filed as an exhibit in File No. 2-9687)
4	.8.2*	Twenty-third Supplemental Indenture between Duke Energy Indiana, Inc. and LaSalle Bank National Association dated January 1, 1977 (filed as an exhibit in File No. 2-57828)
4	.8.3*	Twenty-fifth Supplemental Indenture between Duke Energy Indiana, Inc. and LaSalle Bank National Association dated September 1, 1978 (filed as an exhibit in File No. 2-62543)
4	.8.4*	Twenty-sixth Supplemental Indenture between Duke Energy Indiana, Inc. and LaSalle Bank National Association dated September 1, 1978 (filed as an exhibit in File No. 2-62543)
4	.8.5*	Thirtieth Supplemental Indenture between Duke Energy Indiana, Inc. and LaSalle Bank National Association dated August 1, 1980 (filed as an exhibit in File No. 2-68562)
4	.8.6*	Thirty-fifth Supplemental Indenture between Duke Energy Indiana, Inc. and LaSalle Bank National Association dated March 30, 1984 (filed as an exhibit to Form 10-K for the year ended December 31, 1984)
4	.8.7*	Forty-sixth Supplemental Indenture between Duke Energy Indiana, Inc. and LaSalle Bank National Association dated June 1, 1990 (filed as an exhibit to Form 10-K for the year ended December 31, 1991)
4	.8.8*	Forty-seventh Supplemental Indenture between Duke Energy Indiana, Inc. and LaSalle Bank National Association dated July 15, 1991 (filed as an exhibit to Form 10-K for the year ended December 31, 1991)
4	.8.9*	Forty-eighth Supplemental Indenture between Duke Energy Indiana, Inc. and LaSalle Bank National Association dated July 15, 1992 (filed as an exhibit to Form 10-K for the year ended December 31, 1992)
4	.8.10*	Fiftieth Supplemental Indenture between Duke Energy Indiana, Inc. and LaSalle Bank National Association dated February 15, 1993 (filed as an exhibit to Form 10-K for the year ended December 31, 1992)
4	.8.11*	Fifty-first Supplemental Indenture between Duke Energy Indiana, Inc. and LaSalle Bank National Association dated February 1, 1994 (filed as an exhibit to Form 10-K for the year ended December 31, 1993)
4	.8.12*	Fifty-second Supplemental Indenture between Duke Energy Indiana, Inc. and LaSalle Bank National Association, as Trustee, dated April 30, 1999 (filed as an exhibit to Form 10-Q for the quarter ended March 31, 1999)
4	.8.13*	Fifty-third Supplemental Indenture between Duke Energy Indiana, Inc. and LaSalle Bank National Association dated June 15, 2001 (filed as an exhibit to Form 10-Q for the quarter ended June 30, 2001)
4	.8.14*	Fifty-fourth Supplemental Indenture between Duke Energy Indiana, Inc. and LaSalle Bank National Association dated September 1, 2002 (filed as an exhibit to Form 10-Q for the quarter ended September 30, 2002)
4	.8.15*	Fifty-fifth Supplemental Indenture between Duke Energy Indiana, Inc. and LaSalle Bank National Association dated February 15, 2003 (filed as an exhibit to Form 10-Q for the quarter ended September 30, 2003)

Exhibit No.		Exhibit

4	.9*	Original Indenture (Unsecured Debt Securities) between Duke Energy Ohio, Inc. and The Bank of New York Trust Company, N.A., as Trustee, dated as of May 15, 1995 (filed as an exhibit to Form 8-A of Duke Energy Ohio, Inc. dated July 24, 1995)
4	.9.1*	First Supplemental Indenture between Duke Energy Ohio, Inc. and The Bank of New York Trust Company, N.A. dated as of June 1, 1995 (filed as an exhibit to Form 10-Q for the quarter ended June 30, 1995)
4	.9.2*	Second Supplemental Indenture between Duke Energy Ohio, Inc. and The Bank of New York Trust Company, N.A. dated as of June 30, 1995 (filed as an exhibit to Form 8-A dated July 24, 1995)
4	.9.3*	Third Supplemental Indenture between Duke Energy Ohio, Inc. and The Bank of New York Trust Company, N.A. dated as of October 9, 1997 (filed as an exhibit to Form 10-Q for the quarter ended September 30, 1997)
4	.9.4*	Fourth Supplemental Indenture between Duke Energy Ohio, Inc. and The Bank of New York Trust Company, N.A. dated as of April 1, 1998 (filed as an exhibit to Form 10-Q for the quarter ended March 31, 1998)
4	.9.5*	Fifth Supplemental Indenture between Duke Energy Ohio, Inc. and The Bank of New York Trust Company, N.A. dated as of June 9, 1998 (filed as an exhibit to Form 10-Q for the quarter ended June 30, 1998)
4	.9.6*	Sixth Supplemental Indenture between Duke Energy Ohio, Inc. and The Bank of New York Trust Company, N.A. dated as of September 15, 2002 (filed as an exhibit to Form 10-Q for the quarter ended September 30, 2002)
4	.9.7*	Seventh Supplemental Indenture between Duke Energy Ohio, Inc. and The Bank of New York Trust Company, N.A. dated as of June 15, 2003 (filed as an exhibit to Form 10-Q for the quarter ended June 30, 2003)
4	.10*	Original Indenture (First Mortgage Bonds) between Duke Energy Ohio, Inc. and The Bank of New York (as Trustee) dated as of August 1, 1936 (filed as an exhibit to Registration Statement No. 2-2374)
4	.10.1*	Fourteenth Supplemental Indenture between Duke Energy Ohio, Inc. and The Bank of New York Trust Company, N.A. dated as of November 2, 1972 (filed as an exhibit to Registration Statement No. 2-60961)
4	.10.2*	Thirty-ninth Supplemental Indenture between Duke Energy Ohio, Inc. and The Bank of New York Trust Company, N.A. dated as of September 1, 2002 (filed as an exhibit to Form 10-Q for the quarter ended September 30, 2002)
5.1		Opinion of counsel to Duke Energy Corporation as to legality of the securities
5.2		Opinion of counsel to Duke Energy Carolinas, LLC, as to legality of the securities
5.3		Opinion of counsel to Duke Energy Indiana, Inc., as to legality of the securities
5.4		Opinion of counsel to Duke Energy Ohio, Inc., as to legality of the securities
23.1		Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Duke Energy Corporation
23.2		Consent of Deloitte & Touche LLP, Independent Auditors for DCP Midstream, LLC
23.3		Consent of KPMG LLP, Independent Registered Public Accounting Firm for TEPPCO Partners, L.P.
23.4		Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Duke Energy Carolinas, LLC
23.5		Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Duke Energy Indiana, Inc.
23.6		Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Duke Energy Ohio, Inc.
23.7		Consent of counsel to Duke Energy Corporation (included in opinion in Exhibit 5.1)
23.8		Consent of counsel to Duke Energy Carolinas, LLC (included in opinion in Exhibit 5.2)

Exhibit No.	Exhibit

23.9	Consent of counsel to Duke Energy Indiana, Inc. (included in opinion in Exhibit 5.3)
23.10	Consent of counsel to Duke Energy Ohio, Inc. (included in opinion in Exhibit 5.4)
24.1	Power of Attorney of certain officers and directors of Duke Energy Corporation
24.2	Resolution of Duke Energy Corporation regarding Power of Attorney
24.3	Power of Attorney of certain officers and directors of Duke Energy Carolinas, LLC
24.4	Resolution of Duke Energy Carolinas, LLC regarding Power of Attorney
24.5	Power of Attorney of certain officers and directors of Duke Energy Indiana, Inc.
24.6	Resolution of Duke Energy Indiana, Inc. regarding Power of Attorney
24.7	Power of Attorney of certain officers and directors of Duke Energy Ohio, Inc.
24.8	Resolution of Duke Energy Ohio, Inc. regarding Power of Attorney
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York relating to Indenture of Duke Energy Corporation
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York relating to Indenture of Duke Energy Carolinas, LLC
25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York relating to Indenture of Duke Energy Carolinas, LLC
25.4	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Trust Company, N.A. relating to Indenture of Duke Energy Carolinas, LLC
25.5	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of LaSalle Bank National Association relating to Indenture of Duke Energy Indiana, Inc.
25.6	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Trust Company, N.A. relating to Indenture of Duke Energy Indiana, Inc.
25.7	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Trust Company, N.A. relating to Indenture of Duke Energy Ohio, Inc.
25.8	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York relating to Indenture of Duke Energy Ohio, Inc.

*	Previously filed and incorporated herein by reference.

**	To be filed either by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.